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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JOE'S JEANS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

September 19, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 annual meeting of stockholders of Joe's Jeans Inc., or Joe's, which will be held at the Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048, on Wednesday, October 26, 2011. The 2011 annual meeting of stockholders will begin promptly at 9:00 a.m. local time.

        The accompanying notice of annual meeting and proxy statement, which you are urged to read carefully, provides important information regarding the business to be conducted at the annual meeting.

        You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the annual meeting. If you do attend the meeting, you may vote in person even if you have previously submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. If you hold your shares in "street name" (that is, through a broker, bank or other nominee), please complete, date and sign the voting instruction card that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope or review the instructions in the materials forwarded by your broker, bank or other nominee regarding the option, if any, to vote on the Internet or by telephone. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you hold your shares in "street name" and plan to attend the meeting in person, please remember to bring a form of personal identification with you and proof of beneficial ownership.

        On behalf of the Board of Directors, I thank you for your support and continued interest in our company.

Sincerely,

Samuel J. Furrow CHAIRMAN OF THE BOARD OF DIRECTORS JOE'S JEANS INC.

        This notice of annual meeting and proxy statement and proxy are first being mailed on or about September 19, 2011 to our common stockholders.

JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 26, 2011

Time and Date	9:00 a.m., local time on Wednesday, October 26, 2011
Place	Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048
Items of Business
(1) To elect the seven director nominees named in the attached proxy statement to serve on the Board of Directors until the 2012 annual meeting of stockholders or until their respective successors are elected and qualified;
(2) To approve the adoption of the Amended and Restated 2004 Stock Incentive Plan;
(3) To conduct a non-binding advisory vote on executive compensation;
(4) To conduct a non-binding advisory vote on the frequency of the advisory vote on executive compensation;
(5) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2011; and
(6) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Record Date	You can vote if, at the close of business on September 8, 2011, you were a holder of record of our common stock.
Proxy Voting
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card, or if you hold your shares in street name using the voting instruction card provided by your broker, bank or nominee, or by accessing the worldwide website or toll-free number indicated on the voting instructions accompanying your proxy card to vote via the Internet or phone.

        The Board of Directors unanimously recommends that you vote to:

  •
  elect the seven director nominees named in the attached proxy statement;

  •
  approve the adoption of an amended and restated stock incentive plan;

  •
  conduct a non-binding advisory vote on the compensation of our Named Executive Officers;

  •
  conduct a non-binding advisory vote on the frequency of holding future advisory votes on the compensation of our Named Executive Officers; and

  •
  ratify the appointment of auditors as described in detail in the accompanying proxy statement.

        Pursuant to the rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on October 26, 2011. This proxy statement and our 2010 Annual Report are available free of charge at http://www.joesjeans.com/2011proxy.

                      By Order of the Board of Directors,

                      Samuel J. Furrow
                       Chairman of the Board of Directors
                      Commerce, California
                      September 19, 2011

i

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

        When we use the words "anticipate," "estimate," "project," "intend," "expect," "plan," "believe," "should," "likely" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

        These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended November 30, 2010 filed with the SEC on February 10, 2011 and our subsequently filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption "Risk Factors" in such filings.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

        Although we encourage you to read the proxy statement in its entirety, we include these "Questions and Answers" to provide background information and brief answers to several questions that you may have about the proxy materials in general.

Q:    Why am I receiving these materials?

A:
The Board of Directors of Joe's, or our Board of Directors, is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Wednesday, October 26, 2011. Our common stockholders are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:    What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, information including compensation concerning directors and our most highly paid executive officers, and certain other required information.

Q:    What proposals will be voted on at the annual meeting?

A:
The proposals scheduled to be voted on at the annual meeting are:

          (1)   To elect the seven director nominees to serve on the Board of Directors until the 2012 annual meeting of stockholders or until their respective successors are elected and qualified;

          (2)   To approve the adoption of the Amended and Restated 2004 Stock Incentive Plan, or the Restated Stock Plan;

          (3)   To conduct a non-binding advisory vote on the compensation of our Named Executive Officers;

          (4)   To conduct a non-binding advisory vote on the frequency of holding future advisory votes on the compensation of our Named Executive Officers;

          (5)   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2011; and

          (6)   Such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

        We will also consider any other business that properly comes before the annual meeting.

Q:    How does the Board of Directors recommend that I vote?

A:
Our Board of Directors unanimously recommends that you vote your shares:

•
"FOR" each of the seven director nominees to the Board of Directors;

•
"FOR" the adoption of the Restated Stock Plan;

•
"FOR" the approval of the compensation of our Named Executive Officers as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion;

•
"FOR" the approval of an advisory vote of our Named Executive Officers every three years; and

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2011.

Q:    What shares can I vote?

A:
Each share of our common stock issued and outstanding as of the close of business on September 8, 2011, or the Record Date, is entitled to vote for all proposals being voted upon at the annual meeting. You may cast one vote per share of common stock held by you as of the Record Date. These shares include shares that are (1) held directly in your name as the common stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. As of September 8, 2011, we had 64,887,631 shares of common stock issued and outstanding (excluding the addition of certain shares we hold as treasury shares in a segregated brokerage account) and approximately 850 common stockholders of record.

Q:    What is the difference between holding shares as a common stockholder of record and as a beneficial owner?

A:
Most of our common stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Common Stockholder of Record

  If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered with respect to those shares the common stockholder of record and these proxy materials are being sent directly to you by us. As the common stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares of our common stock held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered with respect to those shares the common stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the common stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares at the annual meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also be able to vote your shares by Internet or telephone as described below under "How can I vote my shares without attending the annual meeting?"

Q:    How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you are a Joe's common stockholder of record as of the close of business on the Record Date or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a common stockholder of record, but hold the shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to September 8, 2011, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:    How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the common stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from your broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the common stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a common stockholder of record, you may vote by submitting a proxy card, which is accompanying this proxy statement. If you hold shares beneficially in street name, you may vote by submitting a voting instruction card to your broker, bank or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or for shares held beneficially in street name, please follow the instructions included in the proxy materials provided to you by your broker, bank or nominee or on your voting instruction card.

  By Mail—Our common stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-paid, pre-addressed envelope. Our common stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their broker, bank or nominee and mailing them in the accompanying pre-paid, pre-addressed envelope.

  By Internet—Our common stockholders of record or those who hold shares beneficially in street name may vote by accessing the website specified on the proxy cards provided by us or the voting instruction cards provided by their brokers, banks or nominees, respectively. Please check the voting instruction card for Internet voting availability, as applicable.

  By Telephone—Our common stockholders of record or those who hold shares beneficially in street name may vote by phone by calling the number specified on the proxy cards provided by us or the voting instruction cards provided by their brokers, banks or nominees, respectively. Please check the voting instruction card for telephone voting availability, as applicable.

Q:    May I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. If you are a common stockholder of record, you may change your vote by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy), by providing written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:    Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual common stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. If a common stockholder submits a proxy card with a written comment, then that proxy card will be forwarded to our management.

Q:    How many shares must be present or represented to conduct business at the annual meeting?

A:
The quorum requirement for holding the annual meeting and for transacting business is that the holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the annual meeting; or

•
properly submit a proxy card or vote over the Internet or by telephone.

  Abstentions and broker non-votes are counted as present for the purpose of determining the existence of a quorum at the annual meeting.

Q:    How are votes counted?

A:
For the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" for one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST" the proposal. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

Q:    What happens if I do not give specific voting instructions?

A:
If you hold shares that are registered directly in your name with our transfer agent, and you sign and return a proxy card without giving specific voting instructions, the proxyholder will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and, with respect to any other matters that properly come before the annual meeting, as the proxyholder may determine in his discretion.

  If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares on routine matters, but not on non-routine matters. As a result, your broker may not vote your shares without your instructions with respect to Proposals 1 to 4 (election of directors, approval of the adoption of the Restated Stock Plan, advisory votes on compensation of Named Executive Officers and frequency of advisory votes on compensation of Named Executive Officers) because they are non-routine matters, but may vote your shares without your instructions with respect to Proposal 5 (ratification of independent registered public accounting firm) because this matter is considered routine.

Q:    Who will count the vote?

A:
A representative of Continental Stock Transfer and Trust Company will tabulate the votes up until the morning of the meeting. At the meeting, our inspector of election will tabulate the votes.

Q:    Who will serve as inspector of election?

A:
Ms. Lori Nembirkow, our Corporate Secretary, will serve as our inspector of election.

Q:    What is the voting requirement to approve each of the proposals?

A:
For the election of directors, the seven nominees receiving a plurality of "FOR" votes at the annual meeting will be elected. In order to approve the Restated Stock Plan pursuant to Delaware corporate law, the affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required. Section 162(m) of the Code requires approval of the Restated Stock Plan by a majority of the votes cast on the issue (including abstentions to the extent abstentions are counted as voting under applicable state law). For purposes of the ISO (as described below) rules, the Restated Stock Plan must be approved by: (A) a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan or (B) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. Also, in order to satisfy NASDAQ's shareholder approval requirement, a majority of the total votes cast on the Restated Stock Plan proposal must be voted in favor of the proposal. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If the broker is not instructed with respect to Proposals 1 to 4, the shares will constitute broker non-votes. In tabulating the voting results for this proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not be counted in the vote total and will have no effect on the vote. Brokers may vote your shares with respect to Proposal 5 because it is a routine matter. Abstentions have no effect on the election of directors (Proposal 1). For all other proposals, abstentions will have the same effect as votes against the matter.

Q:    What happens if additional proposals are presented at the annual meeting?

A:
Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxyholder, Marc Crossman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees for our Board of Directors is not available as a candidate, the persons named as proxyholders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:    What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and/or voting instruction card that you receive.

Q:    Who will bear the costs of soliciting votes for the annual meeting?

A:
We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To further assist in the solicitation process, we may hire a proxy solicitation firm such as Alliance Advisors LLC to solicit proxies by personal interviews, telephone, telegram or otherwise. If we hire them, we expect to pay to them an initial fee of approximately $6,500 and additional compensation on an as-needed basis for telephone solicitation and solicitations made by other means.

Q:    Can I access the Notice of Annual Meeting, Proxy Statement and 2010 Annual Report on Form 10-K on the internet?

A.
The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report on Form 10-K are available at http://www.joesjeans.com/2011proxy.

Q:    Where can I find the results of the annual meeting?

A:
We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting.

Q:    Where can I obtain a copy of Joe's Annual Report on Form 10-K for the year ended November 30, 2010?

A:
A copy of our Annual Report on Form 10-K for the year ended November 30, 2010 is enclosed with this proxy statement and available at http://www.joesjeans.com/2011proxy.

Q:    What if I share an address with another common stockholder?

A:
In some instances, we may deliver to multiple common stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a common stockholder sharing an address with another common stockholder. Requests by phone should be directed to our Corporate Secretary at (323) 837-3700 and requests in writing should be sent to Joe's Jeans Inc., Attention: Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. Our common stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Q:    What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

A:
You may submit proposals, including director nominations, for consideration at future common stockholder meetings. We expect to hold our 2012 annual meeting of stockholders in or around October of 2012. Our common stockholders may submit proposals that they believe should be voted upon at the 2012 annual meeting consistent with regulations of the SEC and our bylaws.

  Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2012 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Corporate Secretary of Joe's at 2340 South Eastern Avenue, Commerce, California 90040 no later than May 22, 2012. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

  With respect to any stockholder proposal not submitted pursuant to SEC Rule 14a-8 under the Exchange Act in connection with the 2012 Annual Meeting of Stockholders, the proxy submitted or such meeting will confer discretionary authority to vote on such proposals unless we are notified of such proposal no later than August 5, 2012 and the proponent complies with the other requirements set forth in SEC Rule 14a-4(c) under the Exchange Act.

  Our common stockholders interested in submitting a proposal are advised to contact legal counsel with regard to the detailed requirements of applicable federal securities laws and the our bylaws, as applicable.

Q:    How can I communicate with the Board of Directors?

A:
Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of Joe's Jeans Inc., c/o Office of Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. Each communication must contain a clear notation indicating that it is a "Stockholder—Board Communication" or "Stockholder—Director Communication," and each communication must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, and illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

Q:    How do I recommend a candidate for election as a director?

A:
Stockholders who wish to recommend a candidate for election as a director at our 2012 annual meeting must submit their recommendations no later than May 22, 2012. Stockholders may recommend candidates for consideration by the Board of Directors' Nominating and Governance Committee by providing written notice to Joe's Jeans Inc., c/o Office of Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. The written notice must provide the candidate's name, age, business and residence addresses, biographical data, including principal occupation, qualifications, the number and class of our shares, if any, beneficially owned by the candidate, and all other information regarding candidates required by Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director must also provide his, her or its name and address, the number and class of shares beneficially owned by the stockholder, a description of all arrangements or understandings relating to the nomination among the stockholder making the nomination, the proposed nominee and any other person or persons (including their names), and all other information regarding the stockholder required by Section 14 of the Exchange Act, the rules and regulations promulgated thereunder and our 7th Amended and Restated Certificate of Incorporation and Amended and Restated bylaws.

JOE'S JEANS INC.
2340 SOUTH EASTERN AVENUE
COMMERCE, CALIFORNIA 90040

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, OCTOBER 26, 2011

PROPOSAL 1

ELECTION OF DIRECTORS

        Our bylaws provide that our Board of Directors will consist of not less than three directors, with the exact number of directors (subject to such minimum and any range of size established by our common stockholders) to be determined by resolution of our Board of Directors. Currently, the number of directors has been set at seven. At our annual meeting, seven directors will be elected to serve until the 2012 annual meeting of stockholders (which we expect to hold around late October of 2012) or until their respective successors are elected and qualified. Our Board of Directors' nominees for election are set forth below.

Q:    What is the vote required to approve Proposal 1?

A:
Our Board of Directors will be elected by a plurality vote. Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of all of the director nominees set forth below. Our Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

Q:    How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the director nominees listed below.

Q:    What information is provided with respect to nominees to the Board of Directors?

A:
The following table sets forth information regarding our nominees to our Board of Directors:

Name	Age	Position	Year First Elected Director
Samuel J. (Sam) Furrow	69	Chairman of the Board of Directors	1998
Marc B. Crossman	39	Chief Executive Officer, President, and Director	1999
Joe Dahan	43	Creative Director and Director	2007
Kelly Hoffman(2)(3)	53	Director	2004
Thomas O'Riordan(1)(2)(3)	55	Director	2006
Suhail R. Rizvi(1)(2)(3)	45	Director	2003
Kent Savage(1)(3)	49	Director	2003

(1)
Member of the Audit Committee

(2)
Member of the Compensation and Stock Option Committee

(3)
Member of the Nominating and Governance Committee

Q:    What is the business experience of the nominees for election to our Board of Directors?

A:
The business experience of our nominees for election to our Board of Directors is as follows:

  Samuel J. (Sam) Furrow has served as Chairman of our Board of Directors since October 1998. Mr. Furrow became a member of our Board of Directors in April 1998 and served as our Chief Executive Officer from October 1998 until December 2000. Mr. Furrow also has been Chairman of the Board of Furrow Auction Company, a real estate and equipment sales company with its headquarters in Knoxville, Tennessee, since April 1968; Chairman of Furrow—Justice Machinery Corporation, a six-branch industrial and construction equipment dealer, since 1983; owner of Knoxville Motor Company—Mercedes Benz and Land Rover of Knoxville since December 1980 and July 1997, respectively. Mr. Furrow received his undergraduate and J.D. degrees from the University of Tennessee. Due to Mr. Furrow's extensive background as a business owner and operator, he brings substantial business experience and leadership to the Board of Directors, as well as offering advice and guidance to our management team.

  Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University. With Mr. Crossman's background as an equity analyst and his tenure with the Company and a member of the Board of Directors since 1999, Mr. Crossman provides strategic guidance and experience for all aspects of our operations, including our capital and strategic matters.

  Joe Dahan has served as the president and head designer for our Joe's Jeans subsidiary since its formation in February 2001, and as Creative Director and a member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca Production International, Inc., or Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca, a manufacturer of branded and private label denim products. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator. Mr. Dahan's significant experience in the apparel industry brings expertise related to the creative and strategic direction of our brand from season to season and our operational matters.

  Kelly Hoffman has served as a member of our Board of Directors since June 2004. Since April 2008, Mr. Hoffman has served as President of Victory Park Resources, a privately held exploration and production company specializing in the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico. From 1998 until September 2009, Mr. Hoffman served as Chairman of the Board of Directors and Chief Executive Officer of Varsity Media Group Inc., a technology and new media company. From 1991 until 1998, Mr. Hoffman owned AOCO Operating, a company that raised capital for the acquisition of property in Texas, Louisiana and New Mexico. Mr. Hoffman began his oil and gas career at Amoco Production Company in Texas in various positions. Mr. Hoffman attended Texas Tech University and majored in Business Administration. Mr. Hoffman's experience with starting up and running various companies has provided us with practical knowledge and guidance on operations.

  Thomas O'Riordan has served as a member of our Board of Directors since April 2006. Since January 2010, Mr. O'Riordan has served as Chief Operating Officer of CHEP USA, a global leader in pallet and container pooling services serving many of the world's largest companies. From August 2009 to January 2010 and from 1988 to 1995, Mr. O'Riordan served as President of

  Tom O'Riordan & Associates, a sales and marketing company focused on the athletic footwear, apparel and sporting goods industries. Prior to that, from March 2007 to July 2009, Mr. O'Riordan served as Chief Executive Officer of American Sporting Goods Corporation, a privately held manufacturer and retailer of athletic footwear with such brands as And1, Avia, Ryka, Yukon, Triple 5 Soul, NSS and Nevados. From 2004 to 2007, Mr. O'Riordan acted in an executive consulting and advisory capacity to the senior management team of Fila Holding Company, a publicly traded manufacturer and retailer of branded footwear, apparel and accessories, and to other investment advisors and funds in the retail and consumer products sector. From 1999 to 2004, Mr. O'Riordan served in various executive management capacities with Fila Holding Company, ultimately serving as Chief Executive Officer from 2003 to 2004. From 1995 until 1998, Mr. O'Riordan served as Director of Operations of Adidas America, a publicly traded manufacturer and retailer of branded athletic footwear, apparel and accessories. Mr. O'Riordan began his career in sales for Brooks Shoe Company. Mr. O'Riordan received his B.S. degree in Marketing and Management from Rider University. Mr. O'Riordan's retail, apparel and footwear industry knowledge enables him to offer advice and guidance to our management as we grow our operations and open retail stores.

  Suhail R. Rizvi has served as a member of our Board of Directors since April 2003. Since 2004, Mr. Rizvi has served as founder and Chief Investment Officer of Rizvi--Traverse Management LLC and other related funds. Mr. Rizvi has over twenty years of private equity investing experience for his own account and as a fiduciary for institutional investors through various entities or funds as founder, principal or manager. Mr. Rizvi also serves on the Board of Directors of Summit Entertainment LLC, International Creative Management, Inc., Ziegler Capital Management and Key Air, all privately held companies. Mr. Rizvi received his B.S. degree in Economics from the Wharton School of the University of Pennsylvania and sits on the Wharton Undergraduate Executive Board. Mr. Rizvi's experience as an executive and private equity investor brings strong financial and strategic expertise to our Board and management to assist in achieving stockholder value.

  Kent Savage has served as a member of our Board of Directors since July 2003. Since 2000, Mr. Savage has served as the General Partner of Savage Interests LP, a limited partnership for investments. From June 2005 until 2010, Mr. Savage served as Founder and CEO of Famecast, Inc., a privately held interactive branded entertainment and contest management company, and also consulted with Famecast, Inc. on all aspects of the company's founding. From January 2004 until June 2005, Mr. Savage served as Chief Executive Officer for Digital Lifestyles Group, Inc. (DLFG.PK), a publicly traded manufacturer and distributor of personal computers. Between February 2003 and January 2004, Mr. Savage served in various consulting capacities to start-up companies. From September 2002 until February 2003, Mr. Savage served as co-founder, Chief Sales and Marketing Officer for TippingPoint Technologies (NASDAQ: TPTI), which was acquired by 3Com. From February 1999 until August 2001, Mr. Savage served as co-founder, CEO and President for Netpliance, Inc. From April 1998 until February 1999, Mr. Savage served as General Manager, Broadband for Cisco Systems Inc. Service Provider Line of Business. From July 1996 until April 1998, Mr. Savage served as Vice President, Sales and Marketing for NetSpeed, Inc. Mr. Savage received his B.S. degree in Business from Oklahoma State University, attended University of Virginia's Executive Leadership Program, and received his M.B.A. degree from Southern Methodist University. Mr. Savage's extensive experience as an officer and director at other public companies brings valuable experience and insight regarding our financial and accounting matters to lead our Audit Committee.

Q:    How are the Board of Directors elected and how many meetings were held in fiscal 2010?

A:
Each member of our Board of Directors is elected at the annual meeting of stockholders and serves until the next annual meeting of stockholders or until a successor has been elected and qualified or his earlier death, resignation or removal. Vacancies on the Board of Directors are filled by a majority vote of the remaining Board of Directors. Our Board of Directors manages us through board meetings and through its committees. During fiscal 2010, our Board of Directors met or acted through written consent a total of seven times. No incumbent member of our Board of Directors who served as a director in fiscal 2010 attended in person or via teleconference or proxy less than 75% of all the meetings of our Board of Directors and the committees on which he served during fiscal 2010. Although we do not have a formal policy regarding attendance at our annual meeting of stockholders, we attempt to accommodate the schedules of each member of our Board of Directors in choosing a date for our annual meeting of stockholders and our annual meeting of our Board of Directors. In fiscal 2010, all of our members of our Board of Directors attended the annual meeting of our Board of Directors and our annual meeting of stockholders.

Q:    What committees does the Board of Directors have?

A:
Our Board of Directors has an Audit Committee, Compensation and Stock Option Committee and Nominating and Governance Committee.

  Audit Committee.    The Audit Committee is currently comprised of Messrs. Savage, Rizvi, and O'Riordan. Mr. Savage serves as Chairman of the Audit Committee. The Audit Committee met or acted through written consent a total of four times in fiscal 2010.

  The Audit Committee has been established to: (1) assist our Board of Directors in its oversight responsibilities regarding (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent accountant's qualifications and independence and (d) the performance of the our internal audit function; (2) prepare the report required by the SEC for inclusion in the our annual proxy statement; (3) retain and terminate our independent accountant; (4) approve audit and non-audit services to be performed by the independent accountant; and (5) perform such other functions as our Board of Directors may from time to time assign to the Audit Committee. The Audit Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003 and filed with our revised proxy statement for our last annual meeting on April 29, 2004. Our Audit Committee is also primarily responsible for overseeing our financial risks and management's approach to monitor and control exposure related to financial risks. Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC, and Mr. Rizvi has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC. A copy of the Audit Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading.

  Compensation and Stock Option Committee.    Currently, the Compensation and Stock Option Committee, or the Compensation Committee, is comprised of Messrs. O'Riordan, Hoffman, and Rizvi. Mr. O'Riordan serves as Chairman of the Compensation Committee. The Compensation and Stock Option Committee met or acted through written consent a total of six times in fiscal 2010.

  The principal responsibilities of the Compensation Committee are to (1) assist our Board of Directors in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the company; (2) discharge our Board of Director's responsibilities relating to compensation of our executive officers; (3) evaluate our Chief Executive Officer and set his remuneration package; (4) prepare an annual report on executive compensation for inclusion in our annual proxy statement; (5) make recommendations to our Board of Directors with respect to incentive-compensation plans and equity-based plans; and (6) perform such other functions as our Board of Directors may from time to time assign. The Compensation Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003. Currently, all Compensation Committee members are "independent" under NASDAQ listing standards. A copy of the Compensation Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading. The Compensation Committee also has the ability to delegate its duties as necessary and appropriate, including the ability to delegate certain of its responsibilities under the Restated Stock Plan.

  Nominating and Governance Committee.    The Nominating and Governance Committee is currently comprised of Messrs. Rizvi, Hoffman, O'Riordan, and Savage. Mr. Rizvi serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee met a total of one time in fiscal 2010 and met prior to the filing of this proxy statement to propose the above slate of nominees for election to our Board of Directors by our common stockholders for this annual meeting.

  The principal responsibilities of the Nominating and Governance Committee are to (a) assist our Board of Directors in determining the desired experience, mix of skills and other qualities to assure appropriate Board of Directors composition, taking into account the current members and the specific needs of the company and the Board of Directors; (b) identify highly qualified individuals meeting those criteria to serve on our Board of Directors; (c) propose to our Board of Directors a slate of nominees for election by our common stockholders at the annual meeting of stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in our Board of Directors composition requirements; (d) develop plans regarding the size and composition of our Board of Directors and its committees; (e) review management succession plans; (f) review the Corporate Governance Guidelines of our Board of Directors at least annually and monitor and make recommendations with respect to the corporate governance principles applicable to the company; and (g) perform such other functions as the Board of Directors may from time to time assign to the Nominating and Governance Committee.

  The Nominating and Governance Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003. Currently, all Nominating and Governance Committee members are "independent" under NASDAQ listing standards. There is no specific procedure outlined in the charter for the Nominating and Governance Committee to consider nominees to our Board of Directors that are recommended by our common stockholders, but such nominees will be considered in accordance with the principal responsibilities of the Nominating and Governance Committee, our bylaws and all applicable rules and regulations relating to such nominations by our common stockholders. Any recommendations by stockholders for nominations to our Board of Directors would be evaluated in a manner similar to how the Nominating and Governance Committee considers all directors. Please see our "Questions and Answers" beginning on page two for deadlines to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors. The Nominating and Governance Committee has the responsibility for developing criteria for the selection of new directors and nominees for vacancies. The members of the Nominating and Governance Committee have the discretion to choose candidates that have the desired experience, mix of skills and other qualities to assure appropriate composition while taking into account the current members and the specific needs of our company and our Board of Directors as well as diversity. However, we have no formal policy on diversity. To date, no more specific criteria has been developed than that set forth in the charter. In addition, in July 2011, we engaged an outside consulting firm to assist us with evaluating potential members for our Board of Directors. In connection with this assistance, the outside consulting firm will work with us to prepare a board position profile, develop a search strategy, identify candidates for recruitment, conduct preliminary interviews of potential candidates and check references. A copy of the Nominating and Governance Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading.

Q:    How are members of the Board of Directors compensated for their service?

A:
Historically, our non-employee directors have been compensated for service through an equity grant. Our directors are not compensated in any other manner, however, they are reimbursed for travel and business expenses associated with attending our annual meeting if the Director's schedule permits such attendance. Attendance in person is not required, but we try to accommodate schedules in planning the date and encourage our directors and director nominees to attend the annual meeting of stockholders. In fiscal 2010, all directors attended our annual meeting in person. Consistent with its past practices, on October 26, 2010, the Compensation Committee of the Board approved grants of RSUs with a fair market value of $70,000 to each non-employee director, which the non-employee director had the option to elect all RSUs or 1/3 of the fair market value in cash and the remaining 2/3 in RSUs in order to pay certain personal income tax obligations that each non-employee director would incur as a result of the grant. The following non-employee directors each received 39,548 RSUs: Sam Furrow and Suhail Rizvi. The following non-employee directors each received 26,366 RSUs and $23,333 in cash: Kelly Hoffman and Kent Savage and Tom O'Riordan received $70,000 as a cash retainer. The RSUs vest and the cash amounts are paid on a quarterly basis over the course of 12 months. This amount was determined based upon the peer group analysis and was in the 50th percentile of peer group companies.

Name	Fees earned or paid in cash	Stock Awards(1)	Total
Sam Furrow	$—	$70,000	$70,000
Kent Savage	23,333	46,667	70,000
Tom O'Riordan	70,000	—	70,000
Suhail Rizvi	—	70,000	70,000
Kelly Hoffman	23,333	46,667	70,000

	$116,666	$233,334	$350,000

(1)
Represents 39,548 or 26,366 shares of RSUs granted to our non-employee directors on October 26, 2010 pursuant to the 2004 Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance ASC 718. The RSUs vest on a quarterly basis over a 12 month period with the first tranche vested on January 26, 2011. For a discussion on the assumptions made regarding the valuation of the stock awards, please see "Note 7—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements.

  Members of our Board of Directors who are employees receive no additional compensation for service as members of our Board of Directors. Members of our Board of Directors who also serve on one or more committees of our Board of Directors do not receive any additional compensation for such service.

Q:    Has our Board of Directors adopted a code of ethics?

A:
Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on May 22, 2003. Our Code of Business Conduct and Ethics is available on our website at www.joesjeans.com under our Investor Relations heading or you may request a free copy of our Code of Business Conduct and Ethics from our Chief Compliance Officer at our corporate headquarters at the following address: 2340 South Eastern Avenue, Commerce, California 90040 or by calling (323) 837-3700. You may also find a copy of our Code of Business Conduct and Ethics filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended November 29, 2003 filed with the SEC on February 28, 2004.

  To date, there have been no waivers under our Code of Business Conduct and Ethics. We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver granted from a provision of such Code on a Current Report on Form 8-K filed with the SEC within four business days following such amendment or waiver or on our website at www.joesjeans.com within the same time frame. The information contained or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this or any other report that we file or furnish to the SEC.

Q:    Does our Board of Directors have a process for our common stockholders to communicate with its members?

A:
At the present time, our Board of Directors has not adopted a formal policy to set forth a process by which our common stockholders may communicate with the members of the Board of Directors because any correspondence addressed to any member of the Board of Directors will be received, reviewed and forwarded to whom the correspondence is directed by the Corporate Secretary, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. The Board of Directors believes that not having a formal process to communicate with them does not make them less accessible to our common stockholders and any inquiries to date have been satisfactorily processed and communicated to the appropriate members. Each communication must contain a clear notation indicating that it is a "Stockholder—Board Communication" or "Stockholder—Director Communication," and each communication must identify the author as a stockholder.

Q:    What is our Board of Directors' role in risk management and oversight?

A:
Our Board of Directors oversees our risks in an enterprise wide approach to understand our material enterprise risks, including operational, financial, strategic, compliance and reputational risks. First, we have a fully independent Audit Committee that is primarily responsible for overseeing our financial risks and management's approach to monitor and control exposure related to financial risks. Our Audit Committee meets on a quarterly basis and as needed with management, internal auditors and our internal audit consultants to review and discuss these matters. In addition, at the invitation of the Audit Committee, other members of the Board of Directors and management team are also present at these meetings to participate in the discussion on our most significant risks and exposure to risks and the evaluation of these matters to ensure consensus and mutual understanding between our Board of Directors and management. Finally, each of our committees considers their own particular set of risks associated with its responsibilities.

Q:    What is the leadership structure of our Board of Directors?

A:
Our Board of Directors is led by our Chairman of the Board and our company is led by our President and CEO. We have no formal policy regarding our leadership structure, although our bylaws contemplate a Chairman of the Board as well as a President and/or CEO as executive positions. Our Chairman is currently Mr. Sam Furrow and our President and CEO is Mr. Marc Crossman. We believe that separating the role of Chairman and CEO promotes balance between the oversight function of the Board and the operational and strategic direction of the company undertaken by our CEO. We believe that this separation also balances the leadership in the boardroom and at the company in its day to day operational activities. In addition, all of our committees have separate committee chairpersons that act as the presiding chair at the particular committee meetings. All of our committees are comprised of independent members. Also, all members are free to request items for inclusion on the agenda at meetings, as well as have an opportunity to bring up any items of discussion at any time among the Board or with management.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

        On April 7, 2004, our Board of Directors adopted the 2004 Stock Incentive Plan, or the 2004 Stock Plan. Our common stockholders approved the 2004 Stock Plan at the annual meeting of stockholders on June 3, 2004 and approved an amendment to our 2004 Stock Plan on each of June 9, 2005, October 11, 2007 and October 8, 2009 to increase in the reservation of the total shares available for issuance to 12,265,172 shares of common stock. We now wish to amend and restate our 2004 Stock Plan to update it with respect to certain provisions and changes in the tax code since its original adoption. Our Board of Directors adopted the Restated Stock Plan on September 7, 2011.

        Our Restated Stock Plan provides for an award of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, or RSUs, performance awards (which may be in the form of performance shares, performance share units or cash performance awards), purchases, share awards, stock appreciation rights or other awards based on the value of our common stock. The Restated Stock Plan permits the Compensation and Stock Option Committee to grant performance compensation awards, contingent upon pre-established performance goals to our executives. In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code, or the Code, the Restated Stock Plan, including, without limitation, the performance goals for determining performance awards set forth in the Restated Stock Plan must be approved by our common stockholders. If the Restated Stock Plan is not approved by our common stockholders, no performance awards granted under the Restated Stock Plan will be paid whether or not the performance awards would otherwise be earned.

Q:    What is the vote required to approve Proposal 2?

A:
Pursuant to Delaware corporate law, in order to approve the Restated Stock Plan, the affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of this proposal. In particular, Section 162(m) of the Code requires approval by a majority of the votes cast on the issue (including abstentions to the extent abstentions are counted as voting under applicable state law). For purposes of the ISO (as described below) rules, the Restated Stock Plan must be approved by: (A) a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan or (B) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. And in order to satisfy NASDAQ's shareholder approval requirement, a majority of the total votes cast on the proposal must be voted in favor of the proposal.

Q:    What happens if Proposal 2 is not approved?

A:
In the event that Proposal 2 is not approved by our stockholders in accordance with the requirements of Section 162(m) of the Code, then no performance awards granted under the Restated Stock Plan will be paid, whether or not the performance awards would otherwise be earned. In addition, if Proposal 2 is not approved in accordance with the regulations governing ISOSs, then no ISOs will be granted under the Restated Stock Plan. Lastly, if Proposal 2 is not approved in accordance with the NASDAQ rules, then no change will be made to the reservation of shares under the Restated Stock Plan.

Q:    How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the approval of the Restated Stock Plan.

Q:    Why is the Board of Directors recommending this Proposal?

A:
Our Board of Directors has concluded that the adoption of the amendment to the Restated Stock Plan is in our best interest and the interest of our common stockholders. Our Board of Directors believes that this amendment is necessary to provide us with a sufficient reserve of common stock for future awards of various types needed to attract, employ and retain employees, directors and consultants of outstanding ability.

Q:    How will the Restated Stock Plan be amended?

A:
If approved by our common stockholders, the Restated Stock Plan would be amended and restated to update it with respect to certain provisions and changes in the tax code since its original adoption, to set the total shares available for issuance under the Restated Stock Plan at 6,825,000 shares of common stock and to provide for cash awards that are based on the achievement of one or more performance goals.

  Other than grants of restricted common stock or RSUs to be made to Marc Crossman in connection with his employment agreement for his service on an annual basis in a currently indeterminable amount equal to his base salary of $429,300, we currently have no other specific plans, proposals or arrangements to issue any of the newly authorized shares under the Restated Stock Plan.

Q:    When would the amendment become effective?

A:
If approved by our common stockholders, the proposed Restated Stock Plan will become effective upon approval. As soon as reasonably practicable thereafter, we intend to file a registration statement covering the offering of the shares underlying the Restated Stock Plan with the SEC pursuant to the Securities Act.

Q:    What is a general description of the principal terms of the Restated Stock Plan?

A:
A general description of the principal terms of the Restated Stock Plan is set forth below. However, this summary does not purport to be a complete description of all of the provisions of the Restated Stock Plan, a copy of which is attached to this proxy statement as Exhibit A.

          General.    The purpose of the Restated Stock Plan is to enhance our ability to attract and retain officers, directors, employees and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in us parallel to that of our stockholders. The Restated Stock Plan provides for the award of options, whether nonqualified or incentive, restricted common stock, RSUs, performance shares, performance share units, purchases, share awards, stock appreciation rights and other awards based on the value of our common stock to our officers, employees, directors and consultants, as well as those officers, employees, directors and consultants of our subsidiaries or affiliates.

          Effective Date.    The Restated Stock Plan will become effective on the date that it is approved by our stockholders in accordance with this Proposal 2.

          Number of Shares.    Subject to adjustment for certain corporate events, the total number of shares of common stock which are available for the grant of awards under the Restated Stock Plan cannot exceed 6,825,000 shares of common stock; provided, that, for purposes of this limitation, any common stock subject to an option which is canceled or expires without exercise will again become available for award under the Restated Stock Plan. Upon forfeiture of awards in accordance with the provisions of the Restated Stock Plan and the terms and conditions of the award, such shares will again be available for subsequent awards under the Restated Stock Plan. Subject to adjustment, no employee will be granted, during any one (1) year period, options to purchase more than 1,250,000 shares of common stock, and the number of shares of common stock subject to any awards other than options or stock appreciation rights will not exceed 1,250,000 shares of common stock. All shares of common stock reserved for issuance under the Restated Stock Plan may be used for grants of "incentive stock options," as described below, Common stock available for issue or distribution under the Restated Stock Plan will be authorized and unissued shares or shares reacquired by us in any manner.

          Administration.    The Compensation and Stock Option Committee of our Board of Directors of Directors will administer the Restated Stock Plan. The Compensation and Stock Option Committee is currently comprised of Messrs. O'Riordan, Hoffman, and Rizvi. All members of the Compensation and Stock Option Committee are non-employee directors within the meaning of Rule 16b-3 as promulgated under Section 16 of the Exchange Act, as amended, are also outside directors within the meaning of Section 162(m) of the Code are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market Rules . The Compensation and Stock Option Committee will (i) approve the selection of participants, (ii) determine the type of stock awards to be made to participants, (iii) determine the number of shares of common stock subject to awards, (iv) determine the terms and conditions of any awards granted there under (including, but not limited to, any restriction and forfeiture conditions on such awards) and (v) have the authority to interpret the Restated Stock Plan, to establish, amend, and rescind any rules and regulations relating to the Restated Stock Plan, to determine the terms and provisions of any agreements entered into thereunder, and to make all other determinations necessary or advisable for the administration of the Restated Stock Plan.

          Eligibility.    Employees, officers, directors and consultants of us and our subsidiaries or affiliates selected by the Compensation and Stock Option Committee are eligible to receive grants of awards under the Restated Stock Plan. As of September 19, 2011, there were approximately 190 employees, three executive officers and five directors eligible to participate in the Restated Stock Plan.

          Awards.    Awards under the Restated Stock Plan may consist of options, restricted common stock, RSUs, performance awards (which may be in the form of performance shares, performance share units or cash performance awards), stock purchases, share awards, stock appreciation rights or other share awards based on the value of our common stock.

          (1)    Options.    Both "nonqualified stock options", or Nonqualified Stock Options, and "incentive stock options", or ISOs, may be granted under the Restated Stock Plan, which we will collectively refer to as Options. The terms of any such Option will be set forth in an option agreement and will be consistent with the following:

            Exercise Price.    The exercise price per share of the shares of our common stock to be purchased pursuant to any Option will be fixed by the Compensation and Stock Option Committee at the time such Option is granted. In no event will the exercise price for ISOs be less than the fair market value of a share on the day on which the ISO is granted; provided, however, that in the case of ISOs granted to 10% shareholders, the price per share shall not be less than 110% of the fair market value of a share on the day on which the ISO is granted. The Compensation and Stock Option Committee may also reduce the Option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower Option price or in any other manner it deems appropriate.

            Option Term.    Subject to termination, the duration of each Option will be determined by the Compensation and Stock Option Committee, but may not exceed 10 years from the date of grant; provided, however, that in the case of ISOs granted to 10% shareholders, the term of such Option will not exceed 5 years from the date of grant. In the event of a participant's death (other than ISOs) Options that would otherwise remain exercisable following such death, will remain exercisable for one year following such death irrespective of the terms of the Option.

            Vesting.    An Option will vest and become exercisable at a rate determined by the Compensation and Stock Option Committee on the date of grant.

          (2)    Restricted Awards.    The Restated Stock Plan permits the Compensation and Stock Option Committee to award restricted common stock under the Restated Stock Plan to eligible participants. The Compensation and Stock Option Committee may also award restricted common stock in the form of RSUs having a value equal to an identical number of shares of common stock. Payment of RSUs will be made in common stock or in cash or in a combination thereof (based upon the Fair Market Value (as defined in the Restated Stock Plan) of the common stock on the day the restricted period expires).

          (3)    Performance Compensation Awards.    The Compensation and Stock Option Committee has the authority, at the time of grant of any award under the Restated Stock Plan (other than Options and stock appreciation rights granted with an exercise price or grant price, as the case may be, equal to or greater than the fair market value per share of common stock on the date of grant), to designate such award as a performance compensation award in order to qualify the award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee and Stock Option Committee has the authority to make an award of a cash bonus to any participant and designate the ward as a performance compensation award in order to qualify such Award as "performance-based compensation" under Section 162(m). The Compensation and Stock Option Committee will, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which participants will be eligible to receive performance compensation awards in respect of the performance period. However, designation of a participant eligible to receive an award for a performance period will not in any manner entitle the participant to receive payment in respect of any performance compensation award for the performance period. The determination as to whether or not the participant becomes entitled to payment in respect of any performance compensation award will be decided solely in accordance with the applicable provisions of the Restated Stock Plan. Performance compensation awards under the Restated Stock Plan will be subject to achievement of performance goals. Performance goals may be expressed in terms of one or more of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization, or EBITDA, funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in our attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax).

          Unless otherwise provided in the applicable award agreement, a participant must be employed on the last day of a performance period to be eligible for payment in respect of a performance compensation award for that performance period. A participant will be eligible to receive payment in respect of a performance compensation award only to the extent that: (a) the performance goals for such period are achieved; and (b) the performance formula as applied against such performance goals determines that all or some portion of such participant's performance compensation award has been earned for the performance period. Following the completion of a performance period, the Compensation and Stock Option Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. The Compensation and Stock Option Committee will then determine the actual size of each participant's performance compensation award for the performance period and, in so doing, may generally apply negative discretion to eliminate or reduce the size of a performance compensation award, if and when it deems appropriate. However, the Compensation and Stock Option Committee will not have the discretion to (a) grant or provide payment in respect of performance compensation awards for a performance period if the performance goals for that performance period have not been attained; or (b) increase a performance compensation award above the maximum amount payable under the applicable provisions of the Restated Stock Plan. Performance compensation awards granted for a performance period will be paid to participants as soon as administratively practicable following completion of the certifications by the Compensation and Stock Option Committee.

          The maximum performance compensation award payable to any one participant under the Restated Stock Plan for a performance period is 6,825,000 shares of common stock or, in the event the performance compensation award is paid in cash, the equivalent cash value thereof on the first or last day of the performance period to which the award relates, as determined by the Compensation and Stock Option Committee. The maximum amount that can be paid in any calendar year to any participant pursuant to a performance-based cash bonus award is $4,000,000. Furthermore, any performance compensation award that has been deferred will not (between the date as of which the award is deferred and the payment date) increase (A) with respect to performance compensation award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Compensation and Stock Option Committee or (B) with respect to a performance compensation award that is payable in shares of common stock, by an amount greater than the appreciation of a share of common stock from the date the award is deferred to the payment date.

          (4)    Share Purchases.    The Compensation and Stock Option Committee may authorize eligible individuals to purchase common stock at price equal to, below or above the fair market value of the common stock at the time of grant.

          (5)    Share Awards.    Subject to such performance and employment conditions as the Compensation and Stock Option Committee may determine, awards of common stock or awards based on the value of the common stock may be granted either alone or in addition to other awards granted under the Restated Stock Plan.

          (6)    Stock Appreciation Rights.    The Compensation and Stock Option Committee may, either alone or in connection with the grant of another award grant stock appreciation rights, the terms of which will be set forth in an agreement.

          Market Value of our Common Stock Underlying Outstanding Options.    As of September 16, 2011, the approximate market value of our common stock underlying outstanding options to be issued was $1,948,000 based upon 775,000 options granted to employees, officers and directors that have not yet been exercised and 2,132,547 shares of restricted stock or restricted stock units not yet vested under the Restated Stock Plan. For further information regarding shares authorized for issuance under our equity compensation plans, please see below under "Equity Compensation Plan Information."

          Change in Control.    Unless otherwise provided in an award agreement, upon the occurrence of a "Change in Control" (as defined in the Restated Stock Plan), all options and stock appreciation rights will automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any common stock awards, restricted common stock, RSUs, performance shares or performance share units granted will automatically lapse.

          Adjustments.    The Restated Stock Plan provides that in the event of certain corporate events or changes in the common stock, awards and the number of shares under the Restated Stock Plan may be adjusted to reflect such event.

          Amendment and Termination.    If the adoption of the Restated Stock Plan is approved by our stockholders, the Restated Stock Plan will expire on October 26, 2021 (except as to awards outstanding on that date). The Board of Directors may terminate or amend the Restated Stock Plan in any respect at any time, except that, no amendment will be made without our common stockholder approval, if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and, no amendment will be made that would adversely affect the rights of a participant without such participant's written consent, except as provided under Adjustments.

Q:    What are the federal income tax consequences of options granted under the Restated Stock Plan under the federal tax laws currently in effect?

  The following is a summary of the material federal tax consequences of receiving options in the Restated Stock Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he works and/or resides. This summary is for general information purposes only and is not tax advice.

          Section 162(m) Limitation.    Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to stock options is included within the $1,000,000 limitation. However, to the extent that certain procedural requirements are met (e.g., the Restated Stock Plan is approved by our common stockholders, grants are made by the Compensation and Stock Option Committee, the exercise price is equal to the fair market value of the underlying shares upon grant, etc.), gain from the exercise of stock options should not be subject to the $1,000,000 limitation. We have attempted to structure the Restated Stock Plan in such a manner that the remuneration attributable to the stock options will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

          Non-Qualified Stock Options.    An individual receiving a non-qualified stock option should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, in the fair market value of the option shares on exercise of the non-qualified stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) and discussed above, we are entitled to deduct from our taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

          Incentive Stock Options.    An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. We are not entitled to any deduction on account of the grant of the incentive stock options or the participant's exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) and discussed above, in general, we should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

          Section 280G of the Code.    Under certain circumstances, the accelerated vesting or settlement of awards in connection with a change in control may be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

          Section 409A of the Code.    In general, awards under the Restated Stock Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, which governs the payment of non-qualified deferred compensation. To the extent that the Restated Stock Plan or awards under the Restated Stock Plan fail to comply with the requirements of Section 409A of the Code, participants may be subject to a 20% additional tax and premium interest on payments.

Q:    What would the new Restated Stock Plan benefits have been if the Restated Stock Plan had been in effect for the fiscal 2010 year?

A:
The amounts payable under the Restated Stock Plan for 2010 which may be received by each of (a) our executive officers named in the Summary Compensation Table herein; (b) our executive officers as a group; and (c) our employees who are not executive officers as a group, are not currently determinable.

PROPOSAL 3

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our Named Executive Officers as disclosed in the section of this proxy statement titled "Executive Officer Compensation." In this Proposal 3, stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2011 Annual Meeting of Stockholders."

        Stockholders are urged to read the"Executive Officer Compensation" section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy, and to refer to the related executive compensation tables. The compensation of our Named Executive Officers is based on a design that ties a substantial percentage of an executive's compensation to our attainment of financial and other performance measures that, our Board of Directors believes, promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the Executive Officer Compensation section, the mix of fixed- and performance-based compensation, as well as the terms of restricted stock awards, are designed to enable our company to attract and maintain top talent while, at the same time, creating a close relationship between our company's performance and overall stockholder return and the Named Executive Officers' compensation. Our Compensation Committee and Board of Directors believe that the design of the program, and hence the compensation awarded to Named Executive Officers under the current program, fulfills this objective.

        Although the vote is advisory and non-binding, our Board of Directors and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

Q:    What is the vote required to approve Proposal 3?

A:
The affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding basis of the compensation of our Named Executive Officers.

Q:    How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the advisory, non-binding resolution approving the compensation of our Named Executive Officers.

 PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON COMPENSATION OF
NAMED EXECUTIVE OFFICERS

        Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to indicate how frequently they believe we should seek an advisory vote on the compensation of our Named Executive Officers. In this Proposal 4, we are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining. In voting on this proposal, you should mark your proxy for one, two or three years based on your preference as to the frequency with which future advisory votes on executive compensation should be held. You may also abstain from voting on this proposal.

        Our Board of Directors recommends that future advisory votes on the compensation of our Named Executive Officers occur every three years because our Board and Compensation Committee believe that this frequency will provide the most effective means for conducting and responding to the advisory vote based on a number of considerations, including the following:

  •
  Our compensation program is designed to induce and reward performance over a multi-year period;

  •
  A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcome of our company;

  •
  A three-year vote cycle gives our Board of Directors and Compensation Committee sufficient time to thoughtfully respond to stockholders' sentiments and to implement any necessary changes to our executive compensation policies and procedures; and

  •
  Our Board of Directors will continue to engage with our stockholders on executive compensation during the period between stockholder votes. As discussed under "Corporate Governance and Board Matters—Stockholder Communications with the Board of Directors," we provide our stockholders an opportunity to communicate with the Board, including on issues of executive compensation.

        Stockholders are not being asked to approve the recommendation of our Board of Directors, but rather to indicate their choice among these frequency options.

        Although the result of this vote is advisory and non-binding, our Compensation Committee and Board of Directors value the opinions that our stockholders express in their votes and will consider our stockholders' concerns and take them into account in determining how frequently future advisory votes on the compensation of our Named Executive Officers will occur.

Q:    What is the vote required to approve Proposal 4?

A:
The affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required to approve a vote to hold future advisory votes on the compensation of our Named Executive Officers every THREE YEARS. Because stockholders are given the option to vote on a number of choices, it is possible that no single choice will receive a majority vote. If no single choice receives a majority vote, the frequency receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by the stockholders. However, because this vote is non-binding, the Board of Directors may determine the frequency of future advisory votes on executive compensation in its discretion. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory vote to hold future advisory votes on the compensation of our Named Executive Officers every THREE YEARS.

Q:    How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" to hold future advisory votes on the compensation of our Named Executive Officers every THREE YEARS.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has appointed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for the fiscal year ending November 30, 2011, subject to ratification by our common stockholders at our annual meeting. Representatives of E&Y will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Q:    What is the vote required to approve Proposal 5?

A:
The affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required to ratify the selection of E&Y as our independent registered public accounting firm for the year ending November 30, 2011. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of E&Y.

Q:    How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the ratification and approval of the selection of E&Y to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of September 19, 2011 concerning beneficial ownership of common stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and nominees for election as a director, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective common stockholders, directors and executive officers, and, unless otherwise indicated, each of our common stockholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

        Unless indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Pursuant to the rules of the SEC, certain shares of our common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof (pursuant to the exercise of options or warrants for the purchase of shares of common stock) are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 64,887,631 shares outstanding as of September 19, 2011. The address for the officers and directors is our corporate office located at 2340 South Eastern Avenue, Commerce, California, 90040.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock
Marc B. Crossman	1,725,024	(1)	2.64%
Chief Executive Officer, President and Director
Hamish Sandhu	37,560	(2)	*
Chief Financial Officer
Joseph M. Dahan	11,395,276	(3)	17.56%
Creative Director and Director
Samuel J. (Sam) Furrow	1,916,399	(4)	2.95%
Chairman of Board of Directors
Kelly Hoffman	127,945	(5)	*
Director
Tom O'Riordan	90,664		*
Director
Suhail R. Rizvi	89,548	(6)	*
Director
Kent Savage	338,994	(7)	*
Director

All directors and executive officers, as a group (8 persons)	15,721,410		23.64%

*
Represents beneficial ownership of less than 1%.

(1)
Includes (i) 1,196,968 shares held for Mr. Crossman's personal account including (a) 260,182 shares of restricted common stock which vest ratably as follows: one-third on January 3, 2012; one-third on January 3, 2013; and one-third on January 3, 2014; (b) 312,969 shares of restricted common stock which vest ratably as follows: one-half on October 8, 2011; and one-half on October 8, 2012; and (c) 95,888 shares of restricted common stock which vest ratably as follows: one-half on November 6, 2011; and one-half on November 6, 2012; (ii) 50,000 shares held for the accounts in trust for Mr. Crossman's minor children, which Mr. Crossman's father is the trustee; and (iii) 217,874 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Crossman's personal account. Mr. Crossman disclaims beneficial ownership of shares held for the accounts in trust for his minor children; and (iv) 260,182 RSUs which vest on November 6, 2011.

(2)
Excludes the following shares not exercisable or vested within 60 days: 226,477 shares of RSUs held for Mr. Sandhu's personal account which vest over a four year period and are issued ratably every six months on December 18 and June 18 of the respective years.

(3)
Includes (i) 11,380,378 shares held for the personal account of Mr. Dahan; and (ii) 14,898 shares held for the account of Mr. Dahan's spouse. Excludes the following shares not exercisable or vested within 60 days: (i) 648,216 RSUs held for Mr. Dahan's personal account which vest and are issued ratably every six months on December 18 and June 18 of the respective years after the grant; and (ii) 68,143 RSUs held for the account of Mr. Dahan's spouse which vest and are issued ratably every six months on December 18 and June 18 of the respective years after the grant. Mr. Dahan disclaims beneficial ownership of shares held for the account of his spouse.

(4)
Includes (i) 1,815,646 shares held for the personal account of Mr. Furrow; (ii) 15,300 shares held for the account of Mr. Furrow's spouse; (iii) 75,566 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options; and (iv) 9,887 RSUs held for Mr. Furrow's personal account which vest on October 26, 2011. Mr. Furrow disclaims beneficial ownership of shares held for the account of his spouse. Mr. Furrow has pledged under the terms of certain loan agreements and lines of credit an aggregate of 1,755,984 shares of common stock held in his personal account.

(5)
Includes (i) 71,354 shares held for Mr. Hoffman's personal account; (ii) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Hoffman's personal account; and (iii) 6,591 RSUs held for Mr. Hoffman's personal account which vest on October 26, 2011.

(6)
Includes (i) 29,661 shares held for the personal account of Mr. Rizvi; (ii) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Rizvi's personal account; and (iii) 9,887 RSUs held for Mr. Rizvi's personal account which vest on October 26, 2011.

(7)
Includes (i)172,153 shares held for the personal account of Mr. Savage; (ii) 10,250 shares held for the account of Savage Interests LP, a limited partnership which Mr. Savage and his spouse are limited partners; (iii) 150,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage's personal account; and (iv) 6,591 RSUs held for Mr. Savage's personal account which vest on October 26, 2011. Mr. Savage disclaims beneficial ownership of such shares held for the account of Savage Interests LP except to the extent of his pecuniary interest in such shares.

 EXECUTIVE OFFICERS

Executive Officers

        Our executive officers and age and position as of September 19, 2011 are as follows:

Name	Age	Position
Marc B. Crossman	39	Chief Executive Officer, President and Director
Hamish Sandhu	48	Chief Financial Officer
Joe Dahan	42	Creative Director and Director

        Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman also served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York City, New York. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University.

        Hamish Sandhu has served as our Chief Financial Officer since August 2007. From January 2006 until August 2007, Mr. Sandhu was Chief Financial Officer of California Tan, Inc., a consumer products company manufacturing and marketing lotion and equipment to the indoor tanning industry. From September 2001 until December 2005, Mr. Sandhu was Chief Financial Officer of Ancra International LLC, a manufacturer of aircraft cargo systems and trucking restraint products. Prior to that, Mr. Sandhu held various Chief Financial and Corporate Controller positions at other manufacturing and distribution based companies. Mr. Sandhu began his career at Deloitte & Touche LLP. Mr. Sandhu has a B.A. degree in Economics and Accounting from Australian National University and holds a Certified Public Accountant's license.

        Joe Dahan has served as the president and head designer for our Joe's Jeans Subsidiary, Inc. since its formation in February 2001 and as our Creative Director and member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator.

Other Significant Employees

        Elena Pickett (age 49) has served as our Senior Vice President of Sales since September 2005. From 2000 to 2005, Ms. Pickett served as the Director of Sales for wholesale apparel sales for Lucky Brand Jeans®, a division of Liz Claiborne Inc. From 1995 to 2000, Ms. Pickett served as the Sales Manager for the West Coast region for Just For Wraps, a junior apparel company based in Los Angeles. Prior to that, Ms. Pickett also held various sales positions at Pepe Clothing including West Coast Sales Manager for women's denim.

Executive Officer Compensation

        This following discussion will focus on the following: (1) the objectives of the executive compensation policies and practices, (2) the objectives that the compensation program is designed to reward; (3) each element of compensation, (4) the rationale for each element of compensation, (5) the methodologies utilized by us in determining the amounts to pay for each element, and (6) how an element of compensation and our rationale for each element fit together within our overall compensation objectives. This discussion relates to our Named Officers. For fiscal 2010, our Named

Executive Officers are Marc Crossman, our President and Chief Executive Officer, Hamish Sandhu, our Chief Financial Officer and Joseph Dahan, our Creative Director.

Compensation Philosophy

        Our executive compensation program is designed to provide proper incentives to management to maximize performance in order to encourage creation of stockholder value and achievement of strategic corporate objectives, attract and retain qualified, skilled and dedicated executives on a long-term basis, reward past performance and provide incentives for future performance.

        In keeping with these objectives, our goals are to (1) align the interests of the executive officers with the interests of our stockholders, (2) ensure the long-term commitment of our management team, and (3) ensure accountability for both our overall performance and the individual's performance and contribution.

        In setting the level of cash and equity compensation, the Compensation Committee of our Board of Directors considers various factors, including our overall performance and the individual's performance during the year, the uniqueness and relative performance of the executive's skill set, the expected future contribution to us and competitive conditions.

Elements of Compensation

        Our compensation structure for our Named Executive Officers consists of a combination of (1) base salary, (2) long-term incentive awards (equity awards), (3) company paid benefits, and (4) discretionary bonuses. The Compensation Committee also takes into account certain change in control provisions available to our Named Executive Officers.

        Both of Mr. Crossman, our President and Chief Executive Officer, and Mr. Dahan, our Creative Director, have employment agreements. Mr. Sandhu is an at-will employee. Mr. Sandhu was given an employment offer letter in connection with his offer of employment as our Chief Financial Officer in August 2007.

  Engagement of Compensation Consultant

        In September 2007, our Compensation Committee engaged a compensation consultant, Mercer Human Resources Consulting, to serve as an independent advisor to the Compensation Committee to conduct a review of the compensation for our Chief Executive Officer and non-employee directors, examine the pay level and practices of a group of peer companies similar in terms of size and industry, highlight trends in such compensation and provide recommendations regarding our practices. Mercer prepared for our Compensation Committee a competitive analysis of compensation utilizing comparable company compensation data, including size and industry appropriate survey data and advice around short and long-term incentive programs. The information prepared by Mercer provided the Compensation Committee with data to allow it to evaluate and determine an appropriate amount for a bonus and equity award grant for our Chief Executive Officer for fiscal 2007 and compensation for non-employee directors. More particularly, this information provided the basis for discussion of compensation for inclusion in the employment agreement for fiscal 2008 for our Chief Executive Officer and was utilized in connection with evaluating compensation for non-employee directors.

        The peer companies selected for comparison purposes included other apparel, footwear and accessories companies of a comparable size with publicly available information. The companies in the peer group selected in 2007 were as follows: True Religion; Cutter & Buck; Lacrosse Footwear; Iconix Brand Group; Everlast Worldwide; Sport-Haley; Chaus; Cygne Designs; Isaacs IC & Co.; Nitches; Cherokee; and People's Liberation.

        The information presented included data for the 75th percentile, 50th percentile, and 25th percentile. Our Compensation Committee determined that based upon the data presented, the total direct compensation for our Chief Executive Officer in prior years was just below the 25th percentile due to a lack of cash bonus opportunity. Thus, the Compensation Committee believed that a cash bonus would be an important element of compensation for our Chief Executive Officer.

  Base Salary

        Our Compensation Committee reviews base salary for Chief Executive Officer on an annual basis, and for fiscal 2008 considered the recommendation by the Chief Executive Officer for the other Named Executive Officers other than the Chief Executive Officer. The Compensation Committee utilized the data from Mercer as a basis for the determination of our Chief Executive Officer's salary for fiscal 2008. In fiscal 2008, our Chief Executive Officer's base salary was increased to $429,300, which represented the amount in the 50th percentile of the peer group companies. Our Chief Executive Officer's base salary has remained unchanged since fiscal 2008.

  Bonuses

        Historically, the Compensation Committee did not grant a bonus to our Chief Executive Officer. Recognizing the importance of this element of compensation, in fiscal 2008, the Compensation Committee included in Mr. Crossman's employment agreement a bonus provision which targeted his bonus at 50 percent of his base salary based upon the achievement of certain discretionary performance measures. The Compensation Committee discussed the formal criteria for Mr. Crossman's 2008 performance measures noting that the performance measures set for this fiscal year would be utilized in future fiscal years. The Compensation Committee discussed various methods of measurement noting that the following were drivers to our overall performance. Those methods of measurement included Earnings Before Income, Taxes and Depreciation and Amortization (EBITDA), net profits, store performance, net sales, gross margins and inventory. After this discussion, the Compensation Committee decided to utilize EBITDA and net sales weighted equally as the performance measures for Mr. Crossman's bonus for fiscal 2010. Based upon these performance measures, the Compensation Committee noted that Mr. Crossman had met certain performance measures on both EBITDA and net sales and thus utilizing the bonus target of $375,000 from fiscal 2009, Mr. Crossman was awarded a bonus of $328,125 for fiscal 2010.

  Long-Term Incentive Compensation

        Our Compensation Committee administers our 2004 Stock Incentive Plan and believes that the long-term commitment of our employees, including our Named Executive Officers, is an important factor in our future performance. The primary element used to promote the long-term performance and commitment of our Named Executive Officers is long-term incentive compensation through grants of stock options and restricted stock. In fiscal 2007, the Compensation Committee shifted from its past practice of granting options to purchase shares of our common stock to granting restricted common stock. This decision to change past practices was in part due to fluctuations in the market price of our common stock and the decision to re-price out-of-the-money incentive stock options in fiscal 2006 as part of a retention incentive. The Compensation Committee believes that equity grants with time-based vesting restrictions aid in retention and better align the interests of our Named Executive Officers with those of our stockholders. Further, the equity grants motivate our Named Executive Officers to make long-term decisions that are in our best interest and to provide incentive to maximize stockholder value.

        We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by us and generally, we have made annual equity grants to our Chief Executive Officer, other Named Executive Officers and non-employee directors in connection with our annual meeting of stockholders.

        We believe that providing Named Executive Officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Accordingly, the Compensation Committee also considers equity grants to be an important aspect in compensating and providing incentives to management and employees. The Compensation Committee determines the number of shares for each stock incentive grant based upon the executive officer's role and responsibilities, the executive officer's base salary, the recommendation of our Chief Executive Officer of the job performance of the individual. For the equity grants to our Chief Executive Officer and our non-employee directors, the Compensation Committee also utilized the data presented and compared with comparable awards to individuals in similar positions in our industry.

        Based upon this data, Mr. Crossman's employment agreement contained a provision which set forth his long-term incentive compensation through a grant of restricted stock or restricted stock units pursuant to the 2004 Incentive Plan with a fair market value equal to 100 percent of his base salary. In January 2011, for service during fiscal 2010, Mr. Crossman received a grant of restricted stock in the amount of 260,182 shares that vest 1/3 on each anniversary date of the grant in 2012, 2013 and 2014, respectively. Mr. Dahan and Mr. Sandhu, our other Named Executive Officers, each received a grant of restricted stock units, or RSUs, in the amount of 181,818 and 69,545, respectively, that vest in an amount equal to 1/8 of the total grant on June 18, 2011 and thereafter every six months until the RSUs are fully vested on December 18, 2014.

  Benefits

        Benefits offered to our Named Executive Officers are substantially the same as those offered generally to all of our employees and generally include medical insurance, dental insurance, 401(k) plan, disability insurance, life insurance and flexible spending account. For our Named Executive Officers, we pay all premiums associated with such benefits as described in footnote 2 to the Summary Compensation Table.

  Change in Control Provisions

        Our Chief Executive Officer, our Creative Director and our Chief Financial Officer have change in control provisions in each person's employment agreement and employment offer letter, respectively. These provisions provide these Named Executive Officers with certain compensation arrangements in the event that a change in control occurs. In addition, our 2004 Stock Incentive Plan contains a change in control provision which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees, including our Named Executive Officers, in the event a change in control occurs.

  Relationship Between Elements and Objectives

        In determining the total amount and mixture of the compensation package for our Chief Executive Officer, our Compensation Committee subjectively considers individual performance, including past and expected contributions, overall performance of the company as a whole, long-term goals and such other factors as our Compensation Committee determines appropriate. The use of both cash compensation (salary and bonus) and long-term compensation (equity awards) achieves the objectives of attracting, motivating and retaining our Chief Executive Officer, other Named Executive Officers and employees. Long-term compensation realized through the use of equity awards achieves the objectives of aligning management's interests with stockholders' interests and ensuring the long-term commitment of the management team. For fiscal 2010, the Compensation Committee considered, evaluated and discussed the data presented to provide the basis for its discussion and decision regarding compensation.

  Executive Management's Involvement in Compensation Policies

        Our Compensation Committee determines the compensation of our Chief Executive Officer and directors and reviewed and approved our compensation of our Creative Director and Chief Financial Officer based upon the recommendation from our Chief Executive Officer regarding expected contributions, long term goals and other factors appropriate to the respective positions. Our Compensation Committee approves all grants of equity compensation, including the pool for non-officer employees.

  Tax Considerations

        We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year and approved by "outside directors" within the meaning of Section 162(m). Certain payments to an executive exceeded the $1 million limit and did not otherwise meet the requirements of Section 162(m). Thus, such payments will not be deductible.

Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our Named Executive Officers for the fiscal year ended November 30, 2010.

Name and Principal Position	Year	Salary		Bonus	Stock awards(1)		All other compensation(2)		Total
Marc Crossman	2010	$429,300		$328,125	$—		$55,000		$812,425
Chief Executive Officer	2009	429,300		375,000	527,000	(4)	58,000		1,389,300
and President	2008	429,300	(3)	325,000	429,000	(5)	55,000		1,238,300
Hamish Sandhu	2010	255,000		—	—		36,000		291,000
Chief Financial Officer	2009	255,000		—	108,000	(6)	27,000		390,000
	2008	207,000		—	82,000	(7)	11,000		300,000
Joseph Dahan	2010	300,000		250,000	—		1,818,000	(10)	2,368,000
Creative Director	2009	300,000		—	319,000	(8)	1,719,000	(10)	2,338,000
	2008	300,000		—	300,000	(9)	1,750,000	(10)	2,350,000

(1)
Represents restricted common stock and RSUs issued pursuant to our 2004 Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), later codified in Accounting Standards Codification 718, or ASC 718. For a discussion on the assumptions made regarding the valuation of the stock awards and option awards, please see "Note 7—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements.

(2)
The following table details the components of this column.

Name and principal position	Year	Benefit of company paid health insurance(a)	Benefit of company paid life insurance(a)	Unused vacation payout(b)	401(k) match	Contingent consideration(c)	Total
Marc Crossman	2010	$16,000	$—	$33,000	$6,000	$—	$55,000
	2009	15,000	7,000	31,000	5,000	—	58,000
	2008	15,000	—	35,000	5,000	—	55,000
Hamish Sandhu	2010	19,000	—	12,000	5,000	—	36,000
	2009	16,000	—	6,000	5,000	—	27,000
	2008	4,000	—	3,000	4,000	—	11,000
Joseph Dahan	2010	16,000	—	17,000	—	1,785,000	1,818,000
	2009	15,000	—	32,000	—	1,672,000	1,719,000
	2008	10,000	—	17,000	—	1,723,000	1,750,000

(a)
This amount represents health and life insurance premiums paid on behalf of the Named Executive Officer in excess of premiums paid for other employees.

(b)
This amount represents a payout for earned but unused vacation at the Named Executive Officers daily rate. In accordance with our employee handbook, all regular full-time employees are eligible to be paid out for earned but unused vacation at the end of each fiscal year.

(c)
This amount represents contingent consideration payments paid to Mr. Dahan in connection with the merger agreement with JD Holdings. The payments are not part of his employment agreement, but included in the merger agreement and he is entitled to the payments irrespective of his employment status.
(3)
Includes a $35,000 payment made subsequent to the fiscal year that represents an increase in base salary retroactive to December 1, 2007 in connection with the execution of an employment agreement in the second quarter of fiscal 2008.

(4)
The restricted common stock was granted to Mr. Crossman on October 8, 2009 and November 9, 2009 and vest one-third on each year thereafter from the date of grant. This figure represents the remaining amount to vest.

(5)
The RSUs were granted to Mr. Crossman on November 6, 2008 and vest on November 6, 2011. This figure represents the remaining amount to vest.

(6)
The RSUs were granted to Mr. Sandhu on October 8, 2009 and vest as follows: one-eighth of the shares began vesting on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest.

(7)
The RSUs were granted to Mr. Sandhu on November 6, 2008 and vest as follows: one-eighth of the shares began vesting on June 18, 2009 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest.

(8)
The RSUs were granted to Mr. Dahan on October 8, 2009 and vest as follows: one-eighth of the shares began vesting on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest.

(9)
The RSUs were granted to Mr. Dahan on November 6, 2008 and vest as follows: one-eighth of the shares vest on June 18, 2009 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest.

(10)
For a discussion on the contingent consideration payments, please see "Employment Agreements—Joseph Dahan."

Grants of Plan-Based Awards

        Our Named Executive Officers did not receive any awards pursuant to our 2004 Stock Incentive Plan in fiscal 2010. Rather, the grants of plan based awards were made in January 2011 and will be disclosed in our filings with respect to fiscal 2011.

Outstanding Equity Award at 2010 Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers during our fiscal year ended November 30, 2010:

	Option awards					Stock awards
	Number of securities underlying unexercised options		Number of securities underlying unexercised options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards:		Equity incentive plan awards:
Name	Exercisable		Unexercisable					Number of unearned shares, units or other rights that have not vested		Market or payout value of unearned shares, units or other rights that have not vested
Marc Crossman								408,857	(1)	$650,083
								260,182	(2)	$413,689
	10,000	(3)		$1.00	17-Apr-12
	7,874	(3)		$1.27	27-Nov-12
	200,000	(3)		$1.63	3-Sep-14
Hamish Sandhu								135,625	(4)	$215,644
								93,750	(5)	$149,063
								37,500	(6)	$59,625
Joseph Dahan								398,125	(4)	$633,019
								341,250	(5)	$542,588

(1)
These shares vest as follows: (i) 156,485 shares vest on October 8, 2011 and 47,944 shares vest on November 9, 2011; and (ii) 156,484 shares vest on October 8, 2012 and 47,944 shares vest on November 9, 2012, respectively. This figure represents the remaining amount to vest.

(2)
These RSUs vest on November 6, 2011. This figure represents the remaining amount to vest.

(3)
Each of these grants of stock options are fully vested and were fully vested as of the following dates: April 17, 2003, November 27, 2003 and September 3, 2005, respectively. This figure represents the remaining amount to vest.

(4)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period. .

(5)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2009 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest.

(6)
On December 18, 2007, Mr. Sandhu elected to forfeit and cancel his stock option award in exchange for a grant of 100,000 RSUs on the same terms and conditions granted to other non-officer employees. The RSUs are scheduled to vest every six months over a four year period after December 18, 2007. Mr. Sandhu's stock option award was scheduled to vest on a monthly basis over a two year period on the 27th day of each month beginning on September 27, 2007. This figure represents the remaining amount to vest.

Option Exercises and Stock Vested During Fiscal 2010

        There were 1,475,641 option exercises by our Named Executive Officers in our fiscal year ended November 30, 2010. During fiscal 2010, 818,478 shares of restricted stock or RSUs vested for our Named Executive Officers.

	Stock Awards
Name	Number of shares acquired on Exercise/Vesting (#)	Value Realized on Exercise/Vesting ($)
Marc Crossman	1,818,869	$3,665,000
Hamish Sandhu	81,875	$151,000
Joseph Dahan	393,375	$773,000

Employment Contracts and Termination of Employment and Change in Control Arrangements

Change in Control Provisions

        Our Chief Executive Officer, our Creative Director and our Chief Financial Officer have change in control provisions in each person's employment agreement and employment offer letter, respectively. These provisions provide these Named Executive Officers with certain compensation arrangements in the event that a change in control occurs. In addition, our 2004 Stock Incentive Plan contains a change in control provision which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees, including our Named Executive Officers, in the event a change in control occurs.

Marc Crossman

        On May 30, 2008, we entered into an Executive Employment Agreement, or the Crossman Employment Agreement, with Mr. Crossman to serve as our President and Chief Executive Officer. Mr. Crossman has been serving as our President since September 2004 and as Chief Executive Officer since January 2006 under an employment at-will arrangement. In connection with the execution of the Crossman Employment Agreement, Mr. Crossman received the second payment of his bonus for fiscal 2007 in the amount of $150,000, as described above.

        Under the terms of the Crossman Employment Agreement, Mr. Crossman receives an annual salary of $429,300 and is entitled to receive other cash and non-cash compensation, including an annual discretionary bonus targeted at 50% of his base salary based upon the achievement of financial and other performance criteria as set forth in the Crossman Employment Agreement, an annual grant of equity compensation pursuant to the 2004 Stock Incentive Plan, and life and disability insurance policies paid on his behalf. The Crossman Employment Agreement is effective as of December 1, 2007, the commencement of our 2008 fiscal year, and had an initial term of two years, which automatically renewed for another two year period on December 1, 2009. The Crossman Employment Agreement automatically renews for additional two year periods unless we or Mr. Crossman provide 180 days' advanced notice of non-renewal prior to the end of the term or upon the occurrence of a change in control.

        In the event that Mr. Crossman's employment is terminated by us other than for cause, terminated by Mr. Crossman for good reason, terminated by us within 18 months following a change in control and without cause, or terminated by Mr. Crossman within 18 months following a change in control and for good reason, Mr. Crossman will be entitled to certain severance payments and benefits, including an amount equal to 24 months of his prior year's base salary and bonus in exchange for his execution of a release of claims. Mr. Crossman will not be entitled to severance benefits if he dies during the term of his employment, he is terminated for cause or due to disability, he terminates his employment for a reason other than a good reason, or revokes his agreement to release us from any and all claims related to his employment.

        Mr. Crossman is subject to confidentiality, non-solicitation and non-competition restrictions during the term of his employment and is subject to the confidentiality and non-solicitation provisions for a period of two years following termination of his employment.

Joseph M. Dahan

        In connection with the completion of a merger between us, our Joe's Subsidiary and JD Holdings, Mr. Dahan's employment agreement automatically became effective for service as our Creative Director. Under the employment agreement, the initial term of employment is five years with automatic renewals for successive one year periods thereafter, unless terminated earlier. Mr. Dahan is entitled to an annual salary of $300,000 and other discretionary benefits that the Compensation Committee of the Board of Directors may deem appropriate in its sole and absolute discretion.

        Under the terms of the employment agreement, we may terminate Mr. Dahan for Cause or if he becomes Disabled. "Cause" is defined as (1) a conviction, plea of guilty or nolo contendere to a felony or a crime of moral turpitude; (2) a material breach of any provision of the employment agreement that is not cured within 45 days of receipt of written notice of such breach; (3) the solicitation, persuasion or attempt at persuasion for any employee, consultant, contractor, customer or potential customer to engage in an act prohibited by the employment agreement; or (iv) a violation of any of our policies in our handbook or code of ethics and such violation constitutes a breach of the Code of Ethics or warrants termination. "Disability" is defined as inability to perform duties for 180 consecutive days or shorter periods aggregating 270 days during any 12 month period.

        Should we terminate Mr. Dahan's employment for Cause or Disability, we would only be required to pay him through the date of termination. We may terminate Mr. Dahan's employment without Cause at any time upon two weeks' notice, provided that we pay him the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Mr. Dahan may terminate his employment for Good Reason at any time within 30 days written notice. "Good Reason" is defined as (1) a material breach of the employment agreement by us that is not cured within 30 days of written notice; or (2) Mr. Dahan's decision to terminate employment at any time after 18 months following a Change in Control. A "Change in Control" is defined as (1) the sale or disposal of all or substantially all of the assets; (2) the merger or consolidation with another company provided that our stockholders as a group no longer own at least 50 percent of the voting power of the surviving corporation; (3) any person or entity becoming the beneficial owner of 50 percent or more of our combined voting power; or (4) the approval by our stockholders to liquidate or dissolve. In the event that Mr. Dahan terminates his employment for Good Reason, then he will be entitled to the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Further, Mr. Dahan may terminate his employment for any reason upon ten business days' notice and only be entitled to his salary as of the date of termination on a pro rata basis.

        The employment agreement contains customary terms and conditions related to confidentiality of information, ownership by us of all intellectual property, including future designs and trademarks, alternative dispute resolution and Mr. Dahan's duties and responsibilities to us as Creative Director.

        In addition, pursuant to the merger agreement, Mr. Dahan is entitled to, for 120 months following October 25, 2007, irrespective of his employment status, the following additional payments based upon our achievement of certain gross profit thresholds on sales from our Joe's® brand products. If our gross profit is less than $11,250,000 in the applicable fiscal year, then Mr. Dahan does not receive any additional payment. If our gross profit is from $11,251,000 to $22,500,000, then Mr. Dahan receives a payment of 11.33% of the gross profit earned in the applicable fiscal year. Thereafter, he earns (1) three percent of the gross profit from $22,501,000 to $31,500,000; (2) two percent of the gross profit from $31,501,000 to $40,500,000; and (3) one percent of the gross profit above $40,501,000 in the applicable fiscal year. We account for these contingent payments as compensation expense.

  Hamish Sandhu

        In connection with Mr. Sandhu's appointment as CFO, we entered into a written offer letter whereby Mr. Sandhu agreed to serve as our CFO. Under the terms of the offer letter, Mr. Sandhu's annual base salary was $205,000, which was increased to $255,000 in November 2008. In addition, Mr. Sandhu received a grant on August 27, 2007, pursuant to our 2004 Stock Plan, to purchase up to 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on that date. The option was forfeited in connection with a subsequent grant of RSUs in

December 2007. We also agreed to pay the full cost of participation in our health insurance plan for Mr. Sandhu and his family. Mr. Sandhu will also be entitled to six months of his monthly base salary as a severance payment in the event that a Change in Control occurs during the four years following August 27, 2007 and his employment is subsequently terminated. For purposes of the offer letter, a "Change in Control" shall be deemed to have occurred upon the closing of a transaction which: (1) we sell or otherwise dispose of all or substantially all of our assets; or (2) there is a merger or consolidation of us with any other corporation or corporations, provided that our shareholders, as a group, do not hold, immediately after such event, at least 50 percent of the voting power of the surviving or successor corporation. Notwithstanding anything to the contrary, Mr. Sandhu is an employee at-will and has not entered into an employment agreement with us.

        On December 18, 2007, we entered into a Restricted Stock Unit Agreement, or RSU Award whereby we granted Mr. Sandhu an award of restricted stock units representing the right to receive 100,000 shares of our common stock, or the Restricted Stock Units, pursuant to the 2004 Stock Plan. The Restricted Stock Units are scheduled to vest every six months over a four year period. In conjunction with this award, Mr. Sandhu agreed to terminate his employee stock option to purchase 100,000 shares of our common stock granted pursuant to the 2004 Stock Plan on August 27, 2007. Mr. Sandhu agreed to forfeit the 100,000 shares he was entitled to acquire under the terms of the stock option, which was scheduled to vest on a monthly basis over a two year period.

2004 Stock Incentive Plan, Restricted Stock Agreement and Restricted Stock Unit Awards

        Under the terms of the 2004 Stock Plan, all unvested awards accelerate and immediately vest upon the occurrence of a Change in Control for all grantees. Further, Mr. Crossman's Restricted Stock Agreement and each RSU Award contains certain provisions regarding the terms and conditions of the grant. Each vests upon the earliest to occur of the participant's Death, Disability (each as defined in the Plan), or separation from service by us without Just Cause (as defined below). Upon a separation from service for any other reason (including, without limitation, termination by us for Just Cause or by participant for any reason) prior to the date that participant becomes 100 percent vested in the award, the unvested units or shares are forfeited immediately. Under the award agreements, "Just Cause" means (1) a conviction for, or a plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude, or (2) a material breach of any written employment policies or rules, including the our Code of Business Conduct and Ethics.

Potential Payments Upon Termination or Change in Control

        The following table reflects the amounts that would be paid if a change in control or other termination event occurred on November 30, 2010 and our stock price per share was the closing market price as of that date. The closing market price per share of our common stock on November 30, 2010 was $1.59.

Termination Scenario (11/30/10)	Marc Crossman	Hamish Sandhu	Joseph Dahan
Without Cause or for Good Reason(1)(2)(3) (within 18 months following Change in Control)
Severance pay(a)	$1,561,000	$127,500	$394,000
Health benefits continuation(b)	31,000	—	31,000
Unvested restricted stock or RSUs(4)	1,064,000	424,000	1,176,000

Total	$2,656,000	$551,500	$1,601,000
Without Cause or for Good Reason(1)(2) (no Change in Control)
Severance pay(a)	$1,561,000	$—	$394,000
Health benefits continuation(b)	31,000	—	31,000
Unvested restricted stock or RSUs(4)	1,064,000	424,000	1,176,000

Total	$2,656,000	$424,000	$1,601,000
Change in Control—assuming no termination
Severance pay	$—	$—	$—
Unvested restricted stock or RSUs(4)	1,064,000	424,000	1,176,000

Total	$1,064,000	$424,000	$1,176,000
Without Just Cause, Death or Disability
Unvested restricted stock or RSUs(4)	$1,064,000	$424,000	$1,176,000

Total	$1,064,000	$424,000	$1,176,000

(1)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—Joseph M. Dahan" for a further discussion of the terms under which such benefits would be payable for Mr. Dahan.

(a)
Represents the amount of salary at Mr. Dahan's current rate of $300,000 that would have been paid pursuant to his employment agreement from November 30, 2010 until October 25, 2012.

(b)
Represents the anticipated cost of health insurance benefits for a period of one year following termination based upon amounts paid in fiscal 2010 for Mr. Dahan.

(2)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—Marc Crossman" for a further discussion of the terms under which such benefits would be payable for Mr. Crossman.

(a)
Represents the amount of salary at Mr. Crossman's current rate of $429,300 that would have been paid pursuant to his employment agreement from November 30, 2010 until November 30, 2012.

(b)
Represents the anticipated cost of health insurance benefits for a period of one year following termination based upon amounts paid in fiscal 2010 for Mr. Crossman.

(3)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—Hamish Sandhu" for a further discussion of the terms under which such benefits would be payable for Mr. Sandhu. Represents the amount of salary at Mr. Sandhu's current rate of $255,000 that would have been paid pursuant to his employment offer letter from November 30, 2010 until May 31, 2011.

(4)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—2004 Stock Incentive Plan, Restricted Stock Agreement and Restricted Stock Unit Awards." Represents the fair market value of the acceleration of vesting of all outstanding awards pursuant to the 2004 Stock Plan and applicable agreements based upon the closing market price per share of our common stock on November 30, 2010 at $1.59.

REPORT OF THE AUDIT COMMITTEE

        In accordance with the written charter of the Audit Committee, which was adopted by our Board of Directors on May 22, 2003, the Audit Committee assists the Board of Directors in oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. In addition, the Audit Committee recommends to the full Board of Directors the selection of the independent auditors.

        Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC and Mr. Rizvi has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC.

        In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended November 30, 2010 with management and our independent auditors. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees" as amended and adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and us that might bear on the independent auditors' independence consistent with PCAOB Rule 3520. The Audit Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining their independence.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2010 for filing with the SEC.

The Audit Committee:

  Kent Savage, Chairman of the Audit Committee
  Suhail R. Rizvi
  Tom O'Riordan

        Our Audit Committee charter provides that that all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders must be approved by our Audit Committee. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arms' length transactions with independent third parties.

 RELATED PARTY TRANSACTIONS

        Our Audit Committee charter provides that that all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders must be approved by our Audit Committee. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arms' length transactions with independent third parties. For fiscal 2010, our related party transactions are described below.

Joe Dahan

        As part of the consideration paid in connection with the merger, Mr. Dahan is entitled to a certain percentage of the gross profit earned by us in any applicable fiscal year until October 2017. Mr. Dahan will be entitled to the following: (1) 11.33 percent of the gross profit from $11,251,000 to $22,500,000; (2) 3 percent of the gross profit from $22,501,000 to $31,500,000; (3) 2 percent of the gross profit from $31,501,000 to $40,500,000; and (4) 1 percent of the gross profit above $40,501,000.

        For fiscal 2010, 2009 and 2008, payments of $1,785,000, $1,672,000 and $1,723,000, respectively, were made to Mr. Dahan.

Victor Dahan

        Victor Dahan, brother of Joe Dahan, is the managing member of Shipson LLC, or Shipson, and Joe's previously outsourced its E-shop on the Joe's Jeans website to his company. Joe's ceased doing business with Shipson in February 2008. As of the termination date of the relationship, Shipson owed Joe's approximately $192,000, for outstanding purchase orders that were fully reserved for in Joe's year end financial statements for fiscal 2008. During May 2009, Shipson returned $51,000 in goods and agreed to pay $141,000 for the outstanding purchase orders pursuant to a settlement agreement.

Albert Dahan

        In April 2009, Joe's entered into a commission-based sales agreement with Albert Dahan, brother of Joe Dahan, for the sale of its products into the off-price channels of distribution. Under the agreement, Mr. Albert Dahan is entitled to a commission for purchase orders entered into by Joe's where he acts as a sales person for Joe's. The agreement may be terminated at any time for any reason or no reason with or without notice. For fiscal 2010, 2009 and 2008, payments of $719,000, $413,000 and $0, respectively, were made to Mr. Albert Dahan under this arrangement.

        Effective as of June 1, 2009, Joe's entered into a license agreement for the license of the children's product line with Kids Jeans LLC, or Kids LLC, an entity which Mr. Albert Dahan holds an interest where he has voting control over the entity. Under the terms of the license, Kids LLC has an exclusive right to produce, distribute and sell children's products bearing the Joe's® brand on a worldwide basis, subject to certain limitations on the channels of distribution. In exchange for the license, Kids LLC will pay to Joe's a royalty payment of 20 percent on the first $5,000,000 in net sales and 10 percent thereafter. The initial term of the agreement is for three years until June 30, 2012 and is subject to certain guaranteed minimum net sales and royalty payment requirements during the initial term and for renewal. Kids LLC advanced $1,000,000 as a payment against the first year's guaranteed minimum royalties. This amount has been reflected under the caption of "Deferred Licensing Revenue" on the Condensed Consolidated Balance Sheets in our Annual Report. Joe's expects to recognize the royalty revenue based upon a percentage as set forth in the agreement of the licensees actual net sales or minimum net sales, whichever is greater. Payments received in consideration of the grant of the license or advanced royalty payments are recognized ratably as revenue over the term of the license agreement. The revenue recognized ratably over the term of the license agreement will not exceed royalty payments received. The unrecognized portion of the upfront payments are included in deferred royalties and accrued expenses depending on the long or short term nature of the payments to be recognized. For fiscal 2010, 2009 and 2008, advanced payments of $610,000, $450,000 and $0, respectively, have been recognized as income.

Director Independence

        Currently, the following members of our Board of Directors are considered "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC:

  •
  Kelly Hoffman

  •
  Thomas O'Riordan

  •
  Suhail Rizvi

  •
  Kent Savage

  •
  Sam Furrow

        In making its determination that the foregoing directors are independent, the Board considered all relevant facts and circumstances. The Board considered the transactions with various Board members and concluded that they do not have any impact on the respective member's independence. We do not have any past or present members serving on our Audit Committee, Compensation Committee and Nominating and Governance Committee that are not considered to be independent.

Equity Compensation Plan Information

        The following table sets forth certain information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of November 30, 2010, which includes our 2004 Stock Plan and our 2000 Director Stock Incentive Plan. We stopped granting options under our 2000 Director Stock Incentive Plan after the adoption and approval of our 2004 Stock Plan on June 3, 2004. If our Restated Stock Plan is approved by our stockholders, we will stop granting options under our 2004 Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)
2004 Incentive Plan	775,000	$4.03	3,748,191
2000 Director Plan	93,290	$1.16	N/A	(2)

	868,290	$3.73	3,748,191

(1)
See "2004 Stock Incentive Plan" and "2000 Director Stock Incentive Plan" described in our Form 10-K for the fiscal year ended November 30, 2010 under "Notes to Consolidated Financial Statements—Note 7—Stockholders' Equity—Stock Incentive Plans" for a further description of our equity compensation plans.

(2)
While there are shares available, we no longer grant options under our 2000 Director Stock Incentive Plan since the adoption and approval of our 2004 Stock Plan on June 3, 2004. Similarly, if our Restated Stock Plan is approved by our stockholders, we will stop granting options under our 2004 Stock Plan.

 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of copies of such forms furnished to us and certain of our internal records, or upon written representations from officers, directors and greater than ten percent beneficial owners that no Form 5 was required, we believe that during the year ended November 30, 2010, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis, except as follows: one Form 4 for Sam Furrow relating to one individual sale transaction that was not timely filed and two Forms 4 for Tom O'Riordan relating to six individual sale transactions that were not timely filed.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        For the fiscal years ended November 30, 2010 and 2009, E&Y billed the approximate fees as described below.

Audit Fees

        Fees for audit services totaled approximately $430,000 for the year ended November 30, 2010 and $532,000 for the year ended November 30, 2009, including fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, and assistance with and review of registration statements filed with the SEC including consents and comfort letters related to registration statements for equity issuances and our stock incentive plan.

Audit-Related Fees

        There were no fees for audit-related services for the years ended November 30, 2010 and 2009.

Tax Fees

        Fees for tax services, including tax compliance and return preparation, tax advice, and tax planning, totaled approximately $100,000 for the year ended November 30, 2010 and $148,000 for the year ended November 30, 2009.

All Other Fees

        There were no other fees for the years ended November 30, 2010 and November 30, 2009.

        The Audit Committee has adopted a policy which requires the Audit Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves such services on an on-going basis prior to the incurrence of any such audit and non-audit services. The Audit Committee pre-approved all of the audit and non-audit services rendered by E&Y listed above.

        The Audit Committee has determined that the services provided by E&Y were compatible with maintaining E&Y's independence.

OTHER BUSINESS TO BE TRANSACTED

        As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

Appendix A

JOE'S JEANS INC.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN*

        1.    Purpose.    The purpose of the Joe's Jeans Inc. Amended and Restated 2004 Stock Incentive Plan (the "Plan") is to enhance the ability of Joe's Jeans Inc. (the "Company") and its Subsidiaries and Affiliates to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders. The term "Company" as used in this Plan with reference to employment shall include the Company and its Subsidiaries and Affiliates, as appropriate.

        2.    Definitions.

        (a)   "Affiliate" means any parent or subsidiary of the Company; provided, that, with respect to Incentive Stock Options, the term shall only mean "parent corporation" and "subsidiary corporation" as defined in Sections 424(e) and 424(f) of the Code and further, provided, that, with respect to any "stock right" within the meaning of Section 409A of the Code, such affiliate must qualify as a "service recipient" within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language "at least 50 percent" is used instead of "at least 80 percent".

        (b)   "409A Award" means an Award that is considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code and Section 13 of this Plan.

        (c)   "Award" shall mean an award determined in accordance with the terms of the Plan, including, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Compensation Awards, and share awards.

        (d)   "Award Agreement" shall have the meaning set forth in Section 20 hereof.

        (e)   "Board" shall mean the Board of Directors of the Company.

        (f)    "Cause" shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant's failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

*
This Plan, previously called the Innovo Group Inc. 2004 Stock Incentive Plan, was originally approved by the stockholders of the Company on June 3, 2004 and subsequently reapproved on June 9, 2005 to increase the share reserve in Section 3 from 1,265,172 to 4,265,172, October 11, 2007 to increase the share reserve in Section 3 from 4,265,172 to 8,265,172 and October 8, 2009 to increase the share reserve in Section 3 from 8,265,172 to 12,265,172. For the avoidance of doubt, any Awards granted prior to the Effective Date of this version of the Plan shall be governed and controlled by the terms of the applicable Award Agreement and the then current terms of the Plan.

        (g)   "Change in Control" of the Company means the occurrence of one of the following events

            (i)  individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

           (ii)  any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

          (iii)  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)  Stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        (h)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (i)    "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are (i) "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) "outside directors" within the meaning of Section 162(m) of the Code and (iii) "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

        (j)    "Common Stock" shall mean the common stock of the Company.

        (k)   "Continuous Service" means that the Participant's service as an employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant's Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

        (l)    "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

        (m)  "Date of Grant" means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock, or if a later date in set forth in such resolution, then such date as is set forth in such resolution.

        (n)   "Disability" means that (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under and accident and health plan covering employees of the Company; provided, however, for purposes of any Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3).

        (o)   "Fair Market Value" shall mean, as of any date, the value per share of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market

  of The Nasdaq Stock Market, the Fair Market Value per share shall be the closing sales price for such share as quoted on such exchange or system for such date, or if no sales price was reported for such date, the closing sales price for the trading day immediately preceding such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

           (ii)  In the absence of an established market for the Common Stock, the Fair Market Value per share thereof shall be determined in good faith by the Committee in accordance with the requirements of Section 409A of the Code.

        (p)   "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's spouse, ancestors and descendants.

        (q)   "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

        (r)   "Negative Discretion" means the discretion authorized by the Plan to be applied by the Administrator to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 9(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

        (s)   "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

        (t)    "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

        (u)   "Participant" shall mean an officer, employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

        (v)   "Performance Compensation Award" shall mean an Award granted pursuant to the terms and conditions set forth in Section 9 of the Plan.

        (w)  "Performance Goals" shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company's attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in U.S. generally accepted accounting principles during a Performance Period.

        (x)   "Performance Objective" shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Performance Compensation Award.

        (y)   "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to and the payment of a Performance Compensation Award.

        (z)   "Restricted Stock" shall have the meaning set forth in Section 8 of the Plan.

        (aa) "Restricted Stock Units" shall have the meaning set forth in 8 of the Plan.

        (bb) "Stock Appreciation Rights" shall have the meaning set forth in Section 11 of the Plan.

        (cc)  "Subsidiary" shall mean any Affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

        3.    Shares Subject to the Plan.    Subject to adjustment in accordance with Section 19, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 6,825,000(1) shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall again be available for subsequent Awards under the Plan. Subject to adjustment in accordance with Section 19, no Participant shall be granted, during any one (1) year period, Options to purchase more than 1,250,000 shares of Common Stock and, the number of shares of Common Stock subject to any Awards other than Options or Stock Appreciation Rights shall not exceed 1,250,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner. All shares of Common Stock reserved for issuance under the Plan may be used for Incentive Stock Options.

        4.    Administration.

        (a)   The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed. Notwithstanding the foregoing, the Board or Committee may (i) delegate to a committee of one or more members of the Board who are not "outside directors" within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not "non-employee directors" within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not subject to Section 16 of the Exchange Act.

        (b)   The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

        (c)   Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

(1)
This number assumes approval of Proposal 2 at our annual meeting of stockholders. In the event that this amendment to our 2004 Stock Incentive Plan in Proposal 2 is not approved, this number will remain at 12,265,172, of which 2,968,512 remain available for issuance.

        (d)   The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award Agreements.

        (e)   Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

        5.    Eligibility.    Individuals eligible to receive Awards under the Plan shall be the offices, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

        6.    Awards.    Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Performance Compensation Awards, share awards, Stock Appreciation Rights or other awards based on the value of the Common Stock. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Award Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        7.    Options.    Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

        (a)    Types of Options.    Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the Date of Grant of each respective Option. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option. Notwithstanding any of the foregoing to the contrary, the Company shall have no liability to any Participant or any other person is an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 13 of the Plan.

        (b)    Option Price.    The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, the exercise price for Incentive Stock Options will be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the Date of Grant. Notwithstanding any other provision in this Plan to the contrary, the Committee may reduce the option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower option price or in any other manner it deems appropriate.

        (c)    Option Period.    The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the Date of Grant of the Option; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the Date of Grant. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, upon the death of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death, shall remain exercisable for one year following such death, notwithstanding the term of such Option.

        (d)    Exercisability.    Each Option shall vest and become exercisable at a rate determined by the Committee on the Date of Grant.

        (e)    Method of Exercise.    Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, where such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Company, through a "same day sale" commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant's subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan. Notwithstanding any of the foregoing to the contrary, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or national market system) an exercise by a director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement or an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified in Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.

        (f)    Additional Requirements Under Section 409A.    Each Award Agreement evidencing the grant of an Option shall include a provision whereby, notwithstanding any provision of the Plan or the Award Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 13 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code.

        8.    Restricted Awards.

        (a)   The Committee may from time to time award to eligible Participants actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of Restricted Stock or Restricted Stock Units that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant's Continuous Service with the Company for any reason prior to the end of the Restricted Period, any Restricted Stock or Restricted Stock Units shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award Agreement, any Participant awarded Restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote the Restricted Stock. If a share certificate is issued in respect of the Restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. Payment of Restricted Stock Units shall be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion. No shares of Common Stock shall be issued at the time Restricted Stock Units are granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

        (b)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8(a) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with section 8(a) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents interest thereon, if any; provided,however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

        9.    Performance Compensation Awards.

        (a)    General.    The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m).

        (b)    Eligibility.    The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 9(b). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

        (c)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the performance criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9(c) and record the same in writing.

        (d)    Payment of Performance Compensation Awards.

          (i)    Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

          (ii)    Limitation.    A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

          (iii)    Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance

  Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 9(d)(iv) hereof, if and when it deems appropriate.

          (iv)    Use of Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 9(d)(vi) of the Plan.

          (v)    Timing of Award Payments.    Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 9(d)(iii).

          (vi)    Maximum Award Payable.    Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 6,825,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 9(a) shall be $4,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

        10.    Share Purchases.    The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to, below or above the Fair Market Value of the Common Stock at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose.

        11.    Stock Appreciation Rights.    The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights ("Stock Appreciation Rights") in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

        (a)    Time of Grant.    A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

        (b)    Stock Appreciation Right Related to an Option.

            (i)  A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair

  Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

           (ii)  Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such Stock Appreciation Right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

          (iii)  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

        (c)    Stock Appreciation Right Unrelated to an Option.    The Committee may grant to a Participant Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, that, unless otherwise provided in an Award Agreement, upon the death of a Participant, Stock Appreciation Rights that would otherwise remain exercisable for a period of time following such death, shall remain exercisable for one year following death notwithstanding the term of the Award. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such Stock Appreciation Right over the per share exercise price of the Stock Appreciation Right, by (ii) number of shares of Common Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

        (d)    Method of Exercise.    Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company's principal executive office, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such agreement to the Participant.

        (e)    Form of Payment.    Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

        (f)    Additional Requirements under Section 409A.    A Stock Appreciation Right that provides for the deferral of compensation within the meaning of Section 409A of the Code shall satisfy the requirements of this Section 11(f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 13 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), provides that it is settled in cash, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the exercise price (the "SAR Amount"). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 13(a) hereof.

        12.    Share Awards.    Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award Agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 12 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

        13.    Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.    In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

        (a)    Exercise and Distribution.    No 409A Award shall be exercisable or distributable earlier than upon one of the following:

          (i)    Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

          (ii)    Separation from Service.    Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 13(a)(ii) may not be made before the date which is six months after the date of separation from service.

          (iii)    Death.    The date of death of the 409A Award recipient.

          (iv)    Disability.    The date the 409A Award recipient becomes disabled (within the meaning of Section 13(d)(ii) hereof).

          (v)    Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 13(d)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

          (vi)    Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 13(d)(i) hereof), including the Company's discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within twelve (12) months of the Change in Control Event.

        (b)    Term.    Notwithstanding anything to the contrary in this Plan or the terms of any Award Agreement in respect of a 409A Award, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (i) 2 1/2 months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to this Section 13 and is not subject to a substantial risk of forfeiture; or (ii) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to this Section 13 and is not subject to a substantial risk of forfeiture, but not later than the earlier of (x) the expiration of 10 years from the date the 409A Award was granted, or (y) the term specified in the 409A Award agreement.

        (c)    No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in this Section 13, except in the case of one of the following events:

          (i)    Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

          (ii)    Change in Control Event.    The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Committee may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 13 and the requirements of Section 409A of the Code.

        (d)    Definitions.    Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

            (i)  "Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

           (ii)  "Disabled" means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

          (iii)  "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

        14.    Change in Control.    Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, all Options and Stock Appreciation Rights shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any Common Stock awards, Restricted Stock, Restricted Stock Units, or Performance Compensation Awards granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

        15.    Withholding.    Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee's sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings.

        16.    Nontransferability, Beneficiaries.    Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

        17.    No Right to Continuous Service.    Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

        18.    Governmental Compliance.    Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        19.    Adjustments; Corporate Events.

        (a)   In the event of (x) any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) (an "Event") that affects the Common Stock or (y) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following:

            (i)  adjusting any or all of (A) the number and kind of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Sections 3 and 9 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the grant or exercise price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Objectives and Performance Goals);

           (ii)  providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

          (iii)  canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares Common Stock subject to such Option over the aggregate exercise price of such Option (it being understood that, in such event, any Option having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); and

          (iv)  providing that any Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

        (b)   The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (c)   The Committee's determination under this Section 19 shall be final, binding and conclusive.

        20.    Award Agreement.    Each Award under the Plan shall be evidenced by agreement (the "Award Agreement") setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

        21.    Amendment.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 19, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent.

        22.    General Provisions.

        (a)   The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

        (b)   All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

        (c)   It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b- 3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 22(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

        (d)   Except as otherwise provided by the Committee in the applicable grant or Award Agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 19, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

        (e)   The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

        (f)    Where the context requires, words in any gender shall include any other gender.

        (g)   Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

        (h)   The Committee shall have the power to accelerate the time at which an Award shall be exercisable or vest notwithstanding the terms of any Award Agreement.

        (i)    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        (j)    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        (k)   No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        (l)    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        23.    Expiration of the Plan.    Subject to earlier termination pursuant to Section 21, no Award may be granted following the 10-year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

        24.    Effective Date; Approval of Shareholders.    The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the "Effective Date")*. Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

Joe's Jeans Inc.

VOTE BY TELEPHONE OR INTERNET
QUICK * * * EASY * * * IMMEDIATE

Voting by telephone or Internet is quick, easy and immediate.    As a Joe's Jeans Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Saving Time, on October 25, 2011.

To Vote Your Proxy By Internet
www.cstproxyvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

OR

To Vote Your Proxy By Phone
1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

PROXY

Please mark your votes like this	☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of seven directors to serve on the Board of Directors until the 2012 annual meeting of stockholders or until their respective successors are elected and qualified:

(Instruction: to withhold authority to vote for any individual nominee, strike that nominee's name from the list above.)	FOR all the nominees listed above except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all the nominees listed above.	3. Advisory vote on compensation of our Named Executive Officers
 ☐ FOR  ☐ AGAINST  ☐ ABSTAIN

4. Advisory vote on the frequency of vote on compensation for our Named Executive Officers
☐ 1 year ☐ 2 years ☐ 3 years ☐ABSTAIN
(1) Samuel J. Furrow (4) Kelly Hoffman (7) Kent Savage	(2) Marc B. Crossman (5) Thomas O'Riordan	(3) Joe Dahan (6) Suhail R. Rizvi	☐	☐	5. Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2011 ☐ FOR ☐ AGAINST ☐ ABSTAIN
2. Approve the adoption of the Amended and Restated Stock Incentive Plan ☐ FOR ☐ AGAINST ☐ ABSTAIN					This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 5, AND "FOR" 3 YEARS IN PROPOSAL 4 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.
☐ I PLAN TO ATTEND THE OCTOBER 26, 2011 ANNUAL MEETING OF STOCKHOLDERS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature of Stockholder or Authorized Representative                                      Date                                     , 2011.

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.

(continued from other side)

        I/We hereby revoke any other proxy to vote at the Annual Meeting, and hereby ratify and confirm all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, AND 5 AND "FOR" 3 YEARS IN PROPOSAL 4.

        I/We hereby acknowledge prior receipt of the notice of annual meeting of stockholders and proxy statement dated September 19, 2011, the Annual Report on Form 10-K for the year ended November 30, 2010 and hereby revoke any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2011 annual meeting of stockholders and voting in person.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

JOE'S JEANS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 26, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, proxy statement and proxy card
are available at http://www.joesjeans.com/2011proxy.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The stockholder (whose signature appears in the reverse side of this proxy card) of Joe's Jeans Inc., or the Company, hereby appoints Marc B. Crossman with full power of substitution, as proxy to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2011 annual meeting of stockholders to be held on Wednesday, October 26, 2011, at 9:00 a.m. (local time) at the Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048 upon the following matters and any other matter as may properly come before the 2011 annual meeting of stockholders or any adjournments thereof.

(continued and to be dated and signed on reverse side.)